Exhibit 4.2














                                U.S. $35,000,000

                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                         dated as of September 19, 1988

                             as amended and restated

                                as of May 6, 1996

                                      Among

                                LOEHMANN'S, INC.,

                    THE BANKS FROM TIME TO TIME PARTY HERETO,

                                       and

                       BANKAMERICA BUSINESS CREDIT, INC.,

                             as Agent for the Banks

                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

  1.1.   Certain Defined Terms..............................................  2
  1.2.   Computation of Time Periods........................................ 25
  1.3.   Interpretive Provisions............................................ 25

                             ARTICLE II

                  AMOUNTS AND TERMS OF THE FACILITY

  2.1.   Revolving Credit Loans............................................. 26
  2.2.   Letters of Credit.................................................. 27
  2.3.   Notice of Borrowing; Notice of Conversion/Continuation............. 28
  2.4.   Fees............................................................... 31
  2.5.   [INTENTIONALLY OMITTED.]........................................... 31
  2.6.   Repayment.......................................................... 31
  2.7.   Settlement......................................................... 32
  2.8.   Interest........................................................... 32
  2.9.   [INTENTIONALLY OMITTED]............................................ 33
  2.10.  Optional Prepayments and Repayments; Early Termination
         Fee................................................................ 33
  2.11.  Payments and Computations.......................................... 33
  2.12.  Taxes.............................................................. 34
  2.13.  Maximum Interest Rate.............................................. 36
  2.14.  Notation........................................................... 37
  2.15.  Yield Protection and Illegality.................................... 37
  2.16.  Inability to Determine Rates....................................... 39
  2.17.  Sharing of Payments, Etc........................................... 39
  2.18.  Receipt and Application of Monies.................................. 40
  2.19.  Agent's and Banks' Books and Records; Monthly
         Statements......................................................... 41

                             ARTICLE III

                        CONDITIONS PRECEDENT

  3.1.   Conditions Precedent to Effectiveness of Agreement,
         Making of Initial Loan and Issuance of Letters of Credit
         on the Effective Date.............................................. 42
  3.2.   Additional Conditions Precedent to Effectiveness of
         Agreement, Making of Initial Loan and Issuance of
         Letters of Credit on the Effective Date............................ 44
  3.3.   Conditions Precedent to Each Borrowing............................. 47
  3.4.   Conditions Precedent to the Issuance of the Letters of
         Credit............................................................. 48

Section                                                                    Page
-------                                                                    ----


                             ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES

  4.1.   Corporate Existence; Compliance with Law........................... 49
  4.2.   Corporate Power; Authorization..................................... 50
  4.3.   Enforceable Obligations............................................ 51
  4.4.   Taxes.............................................................. 51
  4.5.   Full Disclosure; Offering Documents................................ 52
  4.6.   Financial Matters.................................................. 53
  4.7.   Litigation......................................................... 53
  4.8.   Capitalization of Borrower; Ownership of Subsidiaries;
         No Other Ventures.................................................. 54
  4.9.   ERISA.............................................................. 55
  4.10.  Liens.............................................................. 56
  4.11.  Related Documents.................................................. 56
  4.12.  No Burdensome Restrictions; No Defaults............................ 56
  4.13.  Investment Company Act............................................. 57
  4.14.  Margin Regulations................................................. 57
  4.15.  Use of Proceeds.................................................... 58
  4.16.  Title and Condition of Assets; Inventory........................... 58
  4.17.  Insurance.......................................................... 58
  4.18.  Labor Matters...................................................... 59
  4.19.  Certain Debt....................................................... 59
  4.20.  Leases............................................................. 59
  4.21.  Solvency........................................................... 59
  4.22.  Intellectual Property.............................................. 59
  4.23.  Environmental Matters.............................................. 60
  4.24.  Certain Obligations................................................ 61
  4.25.  Note Covenant Defeasance........................................... 62

                              ARTICLE V

                         REPORTING COVENANTS

  5.1.   Financial Statements............................................... 62
  5.2.   Reporting Requirements............................................. 64

                             ARTICLE VI

                         FINANCIAL COVENANTS

  6.1.   Minimum EBDAIT..................................................... 67
  6.2.   Capital Expenditures............................................... 68
  6.3.   Minimum Interest Coverage Ratio.................................... 69
  6.4.   Minimum Net Worth.................................................. 69
  6.5.   [INTENTIONALLY OMITTED.]........................................... 70
  6.6.   [INTENTIONALLY OMITTED.]........................................... 70

Section                                                                    Page
-------                                                                    ----

                             ARTICLE VII

            ADDITIONAL AFFIRMATIVE COVENANTS OF BORROWER

  7.1.   Compliance with Laws, Etc.......................................... 70
  7.2.   Conduct of Business................................................ 71
  7.3.   Solvency........................................................... 71
  7.4.   Maintenance of Insurance........................................... 71
  7.5.   Application of Proceeds............................................ 71
  7.6.   Payment of Taxes, Etc.............................................. 71
  7.7.   Preservation of Corporate Existence, Etc........................... 72
  7.8.   Access and Inspections............................................. 72
  7.9.   Keeping of Books................................................... 72
  7.10.  Maintenance of Properties, Etc..................................... 72
  7.11.  [INTENTIONALLY OMITTED]............................................ 72
  7.12.  [INTENTIONALLY OMITTED]............................................ 72
  7.13.  Collection Accounts and Blocked Accounts........................... 72
  7.14.  Key-Man Life Insurance............................................. 73
  7.15.  Maintenance of Licenses and Permits................................ 73
  7.16.  Employee Plans..................................................... 73
  7.17.  Fiscal Year........................................................ 73
  7.18.  Appraisals......................................................... 73
  7.19.  Consents........................................................... 73
  7.20.  [INTENTIONALLY OMITTED.]........................................... 74
  7.21.  [INTENTIONALLY OMITTED.]........................................... 74
  7.22.  Mortgage........................................................... 74
  7.23.  Landlord Waivers................................................... 74
  7.24.  Lease Security..................................................... 74
  7.25.  Further Assurances................................................. 75
  7.26.  Dissolution of Ware Lo............................................. 75

Section                                                                    Page
-------                                                                    ----

                            ARTICLE VIII

                   NEGATIVE COVENANTS OF BORROWER

  8.1.   Liens, Etc......................................................... 75
  8.2.   Indebtedness....................................................... 77
  8.3.   [INTENTIONALLY OMITTED.]........................................... 78
  8.4.   Stock Payments, Etc................................................ 78
  8.5.   Mergers, Etc....................................................... 78
  8.6.   Investments in Other Persons....................................... 79
  8.7.   Contingent Obligations............................................. 79
  8.8.   Sale of Assets; Maintenance of Ownership of Stock; Sale
         Leasebacks; Transfers of Real Property; Transfers of Assets........ 80
  8.9.   Change in Nature of Business....................................... 80
  8.10.  Capital Structure.................................................. 80
  8.11.  No Modifications to Related Documents.............................. 80
  8.12.  Transactions with Affiliates....................................... 81
  8.13.  Adverse Transactions............................................... 81
  8.14.  Accounting Changes................................................. 81
  8.15.  Speculative Transactions........................................... 82
  8.16.  Compliance with ERISA.............................................. 82
  8.17.  Limitation on the Formation of Subsidiaries After the
         Effective Date..................................................... 82
  8.18.  Internal Revenue Code Section 338.................................. 82
  8.19.  [INTENTIONALLY OMITTED.]........................................... 82
  8.20.  [INTENTIONALLY OMITTED.]........................................... 83
  8.21.  Prepayments........................................................ 83
  8.22.  Investment Company Act............................................. 83

                             ARTICLE IX

                          EVENTS OF DEFAULT

  9.1.   Events of Default.................................................. 83

                              ARTICLE X

                              THE AGENT

  10.1.  Authorization and Action........................................... 87
  10.2.  Agent's Reliance, Etc.............................................. 88
  10.3.  BABC and Affiliates................................................ 88
  10.4.  Bank Credit Decision............................................... 89
  10.5.  Indemnification.................................................... 89
  10.6.  Successor Agent.................................................... 89

Section                                                                    Page
-------                                                                    ----

                             ARTICLE XI

                            MISCELLANEOUS

  11.1.  Amendments, Etc.................................................... 90
  11.2.  Notices, Etc....................................................... 90
  11.3.  No Waiver; Remedies................................................ 91
  11.4.  Costs and Expenses; Indemnification................................ 91
  11.5.  Right of Set-off................................................... 92
  11.6.  Assignments and Participations..................................... 93
  11.7.  Binding Effect..................................................... 95
  11.8.  GOVERNING LAW...................................................... 95
  11.9.  Execution in Counterparts.......................................... 95
  11.10. WAIVER OF JURY TRIAL............................................... 95
  11.11. Waiver of Permitted Exceptions..................................... 95
  11.12. Severability....................................................... 95

                         TABLE OF EXHIBITS AND SCHEDULES


INDEX OF EXHIBITS                                                 EXHIBIT

[Intentionally omitted]                                              A
Notice of Conversion/Continuation                                    B
Form of Notice of Borrowing                                          C
Form of Letter of Credit Request                                     D
Form of Security Agreement                                           E
Form of Landlord Lien Waiver                                         F
[Intentionally omitted]                                              G
Form of Intellectual Property Security Agreement                     H
Form of Opinion of Counsel to Borrower
  and its Subsidiaries                                               I
[Intentionally omitted]                                              J
Form of Assignment and Acceptance                                    K
[Intentionally omitted]                                              L
[Intentionally omitted]                                              M
[Intentionally omitted]                                              N
[Intentionally omitted]                                              O
Form of Loss Payee Endorsement                                       P
Form of Negative Pledge Agreement                                    Q
[Intentionally omitted]                                              R
[Intentionally omitted]                                              S
[Intentionally omitted]                                              T

INDEX OF SCHEDULES                                               SCHEDULE

List of Domestic Lending Offices                                    1
Depositary Accounts                                                 2.18
Leases conditionally assigned                                       3.1(v)
Taxes                                                               4.4
Litigation                                                          4.7
Ownership of Borrowers; Subsidiaries;
  No other Ventures                                                 4.8
ERISA                                                               4.9
Certain Debt                                                        4.19
Leases                                                              4.20
Intellectual Property                                               4.22
Environmental Matters                                               4.23
Existing Liens                                                      8.1(i)

                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 19, 1988, as amended and restated as of May 6, 1996, among Loehmann's, Inc. ("Loehmann's"), a Delaware corporation; the Banks (as defined below) from time to time party hereto; and BankAmerica Business Credit, Inc. ("BABC"), as agent for the Banks (in that capacity, the "Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -


                    WHEREAS, on August 26, 1988, Loehmann's Acquisition Corp., a Delaware corporation ("LAC"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Associated Dry Goods Corporation, pursuant to which LAC acquired (the "Acquisition"), on the Initial Closing Date (as hereinafter defined), all of the issued and outstanding shares of common stock, no par value, of Loehmann's; and

                    WHEREAS, immediately following the consummation of the Acquisition, LAC was merged with and into Loehmann's (the "LAC Merger"); and

                    WHEREAS, Loehmann's Holdings, Inc., a Maryland corporation ("Holdings Maryland"); Loehmann's, as successor in interest to LAC; the Banks then party thereto, and Citibank, N.A. ("Citibank"), as predecessor Agent to BABC, entered into a Credit Agreement (the "Original Credit Agreement") dated as of September 19, 1988, pursuant to which Borrower (as hereinafter defined) and Holdings (as defined below) requested at that time that the Banks provide funds to enable Borrower and Holdings to consummate the Acquisition, to pay certain expenses of the Acquisition and to provide for future working capital requirements of Loehmann's; and

                    WHEREAS, Loehmann's agreed at that time to secure its obligations to the Banks in connection with such financing with, inter alia, a
                                                                 ----- ----
first perfected security interest in all of its and its Subsidiaries' present and future tangible and intangible personal property and interests therein and an assignment of Loehmann's present and future interests in certain leaseholds; and

                    WHEREAS, all of Loehmann's obligations to the Banks in connection with such financing were, and continue to be, guaranteed by all of its Subsidiaries; and

                    WHEREAS, in connection with a refinancing by Loehmann's and Holdings of certain of their respective obligations incurred at the time of the Acquisition, this Agreement was amended and restated as of October 14, 1993 (the "1993 Closing Date"), pursuant to an Amended and Restated Credit Agreement dated as of September 19, 1988 as amended and restated as of October 14, 1993 (as amended, the "1993 Amended Credit Agreement"); and

                    WHEREAS, Holdings Maryland is about to be merged (the "Maryland Merger") with and into New Loehmann's Holdings, Inc., a Delaware corporation which, after such merger, will change its name to Loehmann's Holdings, Inc. ("Holdings Delaware"), with Holdings Delaware being the corporation surviving the Maryland Merger; and

                    WHEREAS, Loehmann's has been a wholly owned Subsidiary of Holdings; and

                    WHEREAS, Holdings is about to be merged (the "Holdings Merger") with and into Borrower, with Borrower being the corporation surviving the Holdings Merger; and

                    WHEREAS, in connection with a refinancing by Borrower of certain of its obligations, Borrower has requested that this Agreement be amended and restated to, among other things, (i) increase the aggregate Revolving Credit Loan Commitments hereunder to $35,000,000, (ii) amend provisions relating to payment dates, interest calculation, fees or expenses and certain financial and other covenants, (iii) reflect the Maryland Merger and the Holdings Merger, (iv) reflect the refinancing of certain debt obligations of Borrower and the issuance by Borrower of the Senior Notes and the New Common Stock (as such terms are defined below), and (v) amend certain other terms, conditions and other provisions of this Agreement; and

                    WHEREAS, BABC, as Agent and the sole Bank, has agreed, subject to satisfaction of certain conditions set forth herein, to amend and restate this Agreement as described above;

                    NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


  1.1. Certain Defined Terms. As used in this Agreement, the following
       ---------------------
terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Account" means the right of Borrower or any of its Subsidiaries to
        -------
payment for sale or lease and delivery of goods or rendition of services in the ordinary course of business, including, without limitation, rights to payment from VISA, MasterCard and Discover and other credit card companies.

       "Acquisition" has the meaning specified in the first Whereas clause of
        -----------
this Agreement.

       "Adjusted Consolidated Net Income (Loss)" means the Consolidated Net
        ---------------------------------------
Income (Loss) of Borrower and its Consolidated Subsidiaries, plus any amount deducted therefrom to amortize (i) the excess of the purchase price of the assets acquired by Holdings in connection with the transactions contemplated by the Stock Purchase Agreement and the documents related thereto over their book value at the time of such acquisition and (ii) the book value of the leasehold interests acquired by Holdings in connection with the transactions contemplated by the Stock Purchase Agreement and the documents related thereto.

       "Affiliate" means, as to any Person, any Subsidiary of such Person and
        ---------
any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and with respect to Borrower, includes each officer or director or shareholder of Borrower. For purposes of this definition: (1) "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (2) direct or indirect ownership of securities representing 10% or more of the total voting power of the voting securities of any Person shall be deemed to be "control" of such Person.

       "Agent" has the meaning specified in the first paragraph of this
        -----
Agreement.

       "Agent Account" means the collection account, No. 910-2-640704,
        -------------
established by the Agent at Chase Manhattan Bank, N.A. pursuant to documentation satisfactory to the Agent.

       "Agreement" means this Second Amended and Restated Credit Agreement
        ---------
together with all exhibits and schedules hereto, as the same has been and may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

       "Applicable Margin" means
        -----------------
       (i) with respect to Reference Rate Loans, 0.75%; and

       (ii) with respect to LIBOR Rate Loans, 2.20%.

       "Asset Sale" means any sale or other disposition, or series of sales or
        ----------
other dispositions (including by merger or consolidation, and whether by operation of law or otherwise) made after the Effective Date by Borrower or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) of (i) all or substantially all of the stock of any of Borrower's Subsidiaries, (ii) all or substantially all of the assets of Borrower or any of its Subsidiaries or any division of any of them, (iii) any Intellectual Property owned by Borrower or any of its subsidiaries, or (iv) any other asset or assets of Borrower or any of its Subsidiaries yielding net proceeds in excess of $100,000 not made in the ordinary course of business.

       "Assignment and Acceptance" means an assignment and acceptance, in
        -------------------------
substantially the form of Exhibit K hereto, entered into by an assigning Bank and an assignee.

       "Availability" means, at any time, an amount equal to the lesser of
        ------------
              (a) the excess of (i) the Borrowing Base at such time over (ii) the sum of the aggregate amount of (x) all Revolving Credit Loans outstanding at such time and any unpaid reimbursement obligations in respect of Letters of Credit, (y) the aggregate undrawn amount of all Letters of Credit which the Agent has, or has caused to be, issued or obtained for Borrower's account and which are outstanding at such time, and (z) all accounts payable of Borrower and its Subsidiaries more than 30 days past due at such time,

and

              (b) the excess of (i) the aggregate Revolving Credit Loan Commitments at such time over (ii) the sum of the aggregate amount of (x) all Revolving Credit Loans outstanding at such time and any unpaid reimbursement obligations in respect of Letters of Credit, (y) the aggregate undrawn amount of all Letters of Credit which the Agent has, or has caused to be, issued or obtained for Borrower's account and which are outstanding at such time, and (z) all accounts payable of Borrower and its Subsidiaries more than 30 days past due at such time.

       "BABC" has the meaning specified in the first paragraph of this
        ----
Agreement.

       "Bank of America" means Bank of America National Trust and Savings
        ---------------
Association, a national banking association, or any successor entity thereto.

       "Banks" means BABC and any assignee thereof of an interest in any Loan
        -----
pursuant to an assignment permitted by Section 11.6.

       "Borrower" means Loehmann's.
        --------

       "Borrowing" means a borrowing consisting of Revolving Credit Loans made
        ---------
on the same day by the Banks ratably according to their respective Commitments.

       "Borrowing Base" means, on any date,
        --------------

              (a) the sum of: (i) 60% of Eligible Inventory as of such date not covered by any outstanding Merchandise Letter of Credit; and (ii) 50% of Eligible Inventory as of such date covered by any outstanding Merchandise Letter of Credit, less
       ----
              (b) the sum of: (i) the Environmental Compliance Reserve; and (ii) all other reserves which the Agent in good faith and exercising its reasonable credit judgment deems necessary or desirable to maintain with respect to Borrower's account, including, without limitation, reserves for any amounts which Agent may be obligated to pay in the future for the account of Borrower and reserves against landlord liens; provided that any such reserve created pursuant to this clause (ii) shall not be effective until the fourth day after the Agent has sent notice thereof to Loehmann's.

       "Business Day" means (a) any day that is not a Saturday, Sunday, or a day
        ------------
on which banks in New York, New York or San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

       "Capital Adequacy Regulation" means any guideline, request or directive
        ---------------------------
of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank which is generally applicable to banks.

       "Capital Expenditure" means, for any period, with respect to Borrower and
        -------------------
its Consolidated Subsidiaries, the aggregate of all expenditures by Borrower and its Consolidated Subsidiaries (except interest capitalized during construction) for property, plant and equipment (including renewals, improvements, replacements and capitalized repairs) during such period which would be reflected as additions to property, plant or equipment on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP; provided, however, that Capital Expenditures shall not include any
      --------  -------
payments made during such period pursuant to Capitalized Leases. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower or any of its Consolidated Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the reduction in purchase price granted by the seller of such equipment for the existing equipment being traded in at such time or the amount of such insurance proceeds.

       "Capitalized Lease" means, as applied to any Person, any lease of
        -----------------
property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

       "Capitalized Lease Obligations" means the capitalized amount of the
        -----------------------------
obligations of Borrower or any of its Consolidated Subsidiaries under any Capitalized Lease.

       "Cash Flow" means, for any period, (i) Borrower's EBDAIT for such period
        ---------
less (ii) the sum of (a) Borrower's Consolidated Interest Expense for such period and (b) all Capital Expenditures made during such period.

       "Change in Control" means the occurrence of either of the following
        -----------------
events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) any of Sefinco, Ltd., Donaldson, Lufkin & Jenrette, Inc. and Desai Capital Management, Incorporated; (B) general partners or Affiliates of any of the Persons described in clause (A); (C) family members or relatives of the Persons described in Clause (B); (D) any trusts created for the benefit of the Persons described in clause (B) or (C); (E) in the event of incompetence or death of any of the Persons described in clause (B) or (C), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) at any time during the term of this Agreement, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (iii) Borrower consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of Borrower is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of Borrower is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Borrower) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock (as defined in the Senior Note Indenture) or (y) cash, securities and other property (other than Stock of the surviving corporation) in an amount which could be paid by Borrower as a Restricted Payment (as defined in the Senior Note Indenture) as described under Section 1009 of the Senior Note Indenture (and such amount shall be treated as a Restricted Payment (as defined in the Senior Note Indenture) subject to the provisions described under Section 1009 of the Senior Note Indenture) and (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or (iv) Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight of the Senior Note Indenture.

       "Code" means the Internal Revenue Code of 1986 (or any successor
        ----
legislation thereto), as amended from time to time.

       "Collateral" means all property and interests in property and proceeds
        ----------
thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted to the Agent for the benefit of the Agent and the Banks under any of the Loan Documents.

       "Collateral Documents" means, collectively, the Subsidiary Guaranty, the
        --------------------
Loehmann's Pledge Agreement, the Security Agreement, the Mortgage, the Intellectual Property Security Agreement, the Conditional Assignments of Lease and all amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

       "Collection Account" means the account titled "Concentration Account,
        ------------------
Funding", account No. 000999392295, established by Borrower at The Fifth Third Bank pursuant to documentation satisfactory to the Agent, or such other collection account as may be established by Borrower, provided that the documentation pursuant to which such account is opened and the bank at which such account is opened (if a different bank) shall both be satisfactory to the Agent.

       "Commission" means the Securities and Exchange Commission.
        ----------

       "Commitment Termination Date" means the earlier of (i) the Stated
        ---------------------------
Termination Date and (ii) the date of termination in whole of the Commitments pursuant to Section 9.1.

       "Commitments" means, collectively, the Revolving Credit Loan Commitments
        -----------
of the Banks, and the "Commitment" of any Bank means the Revolving Credit Loan Commitment of such Bank.

       "Conditional Assignments of Lease" means the conditional assignments of
        --------------------------------
lease executed by Loehmann's on the Initial Closing Date, the 1993 Closing Date and thereafter in favor of the Agent and the Banks.

       "Consolidated Fixed Charges" means, for any period, the sum of (i)
        --------------------------
Consolidated Interest Expense for such period, and (ii) the interest component of Capitalized Leases for such period.

       "Consolidated Interest Expense" means, for any period, gross cash
        -----------------------------
interest expense for such period determined in conformity with GAAP, less the sum of (i) interest capitalized during construction for such period and (ii) interest income for such period.

       "Consolidated Net Income (Loss)" means, for any period, the aggregate of
        ------------------------------
net income (or loss) from continuing operations of Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (or loss): (i) all gains and all losses realized upon Asset Sales, purchase of the Discount Notes, the 1993 Notes or the Senior Notes or upon the sale or other disposition of any capital stock of any of Borrower's Consolidated Subsidiaries, less all reasonable fees and expenses attributable thereto, including any expense for taxes attributable thereto included in the computation of such net income (or loss), (ii) the net income (or loss) of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to Borrower during such period, (iii) the net income (or loss) of any Person acquired by Borrower or any of its Consolidated Subsidiaries in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition, (iv) the net income (or loss) of any of Borrower's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distribution is prohibited under the terms of its certificate of incorporation or any agreement (other than this Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, such exclusion under this clause (iv) to be effective for so long as such prohibition continues, with the net income (or loss) previously excluded on account of such prohibition to be again included and to form part of "Consolidated Net Income (Loss)" for the purpose of any determination, with respect to the period in which such income (or loss) is incurred, made after the expiration of such restriction, and (v) all other income or gain or loss from extraordinary items, less all reasonable fees and expenses attributable thereto, including any expense for taxes attributable thereto included in the computation of such net income (loss), to the extent not excluded pursuant to clause (i) above.

       "Consolidated Subsidiary" means any Subsidiary of any Person the
        -----------------------
financial statements of which are, or should be, consolidated with the financial statements of such Person in accordance with GAAP.

       "Contaminant" means any waste, pollutant, hazardous substance, toxic
        -----------
substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including any such substance regulated under any Environmental Law.

       "Contingent Obligation" means, as applied to any Person, any direct or
        ---------------------
indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations include, without limitation: (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person and (b) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i), (ii) or (iii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum amount of the portion of the obligation so guaranteed or otherwise supported, in all other cases.

       "Contractual Obligation" of any Person means any obligation, agreement,
        ----------------------
undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

       "Controlled Group" means, as to any Person, all members of a controlled
        ----------------
group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

       "Conversion/Continuation Date" means the date on which a Notice of
        ----------------------------
Conversion/Continuation becomes effective pursuant to Section 2.3.

       "Depositary Accounts" means all of the deposit accounts established by
        -------------------
Borrower and its Subsidiaries and listed on Schedule 2.18 hereto and any deposit accounts established by Borrower or any of its Subsidiaries in the future.

       "Depositary Banks" means all of the banks at which there are Depositary
        ----------------
Accounts.

       "Default" means an event which with the passing of time or the giving of
        -------
notice or both would become an Event of Default.

       "Default Rate" means a fluctuating per annum interest rate at all times
        ------------
equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

       "Discount Notes" means the 13.75% senior subordinated discount notes of
        --------------
Holdings due 1999.

       "Discount Notes Indenture" means the Indenture dated as of February 15,
        ------------------------
1989 between Holdings and Bankers Trust Company as the trustee for the holders of Discount Notes.

       "Discount Note Redemption" means the redemption in full of the Discount
        ------------------------
Notes at an aggregate redemption price of not more than 101.0% of the face amount of such notes, plus accrued and unpaid interest on such notes.

       "Dollars" and the sign "$" each mean the lawful money of the United
        -------
States of America.

       "Domestic Lending Office" means, with respect to any Bank, the office of
        -----------------------
such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule 1 hereto or such other office of such Bank as such Bank may from time to time specify to Borrower and the Agent.

       "Early Termination Fee" has the meaning specified in Section 2.10.
        ---------------------

       "EBDAIT" means, for any period or Person, the Consolidated Net Income
        ------
(Loss) of such Person for such period, plus the sum of the following expenses of a Person and its Consolidated Subsidiaries for such period: (i) Consolidated Fixed Charges, (ii) consolidated tax expense, (iii) Non-Cash Charges, (iv) employee stock option plan expenses, and (v) amortization of deferred compensation.

       "Effective Date" means the date on which this Second Amended and Restated
        --------------
Credit Agreement becomes effective and the initial Loan is made or the initial Letter of Credit is issued under this Second Amended and Restated Credit Agreement; provided, however, that the Effective Date shall occur on or before June 30, 1996.

       "Eligible Inventory" means the lower of the book value (calculated under
        ------------------
the retail cost method of accounting) or market value (as determined by Agent, in its reasonable discretion) of Inventory that constitutes first quality finished goods, and: (a) is not, in the Agent's reasonable judgment, obsolete or unmerchantable; (b) upon which the Agent has a first priority perfected security interest; and (c) that the Agent otherwise deems eligible as the basis for Revolving Credit Loans based on such other credit and collateral considerations as the Agent may from time to time establish in its reasonable discretion; provided that Agent shall not establish any new category of inventory excluded from Eligible Inventory until seven days after notice thereof has been sent to Loehmann's. Without intending to limit the Agent's discretion to establish other criteria of eligibility, at no time shall Eligible Inventory include (i) packaging and shipping material, supplies, returned or defective Inventory or Inventory delivered to Borrower on consignment, (ii) more than 25% of Reserve Inventory or (iii) more than 25% of the cost value of merchandise credits and gift certificates outstanding. The Agent does not intend to treat an item of Inventory as eligible if any warranty or representation contained in this Agreement or any of the Loan Documents applicable either to Eligible Inventory in general or to any such specific inventory has been breached with respect to such inventory.

       "Employment Agreements" means, collectively, the employment agreement
        ---------------------
between Holdings, Loehmann's and Philip Kaplan dated as of September 19, 1988 and amended as of November 1, 1995 and April 5, 1996, and the employment agreement between Holdings, Loehmann's and Robert N. Friedman dated April 12, 1992 and amended as of April 5, 1996, as each such agreement may be amended from time to time.

       "Environmental Compliance Reserve" means all reserves which the Agent
        --------------------------------
from time to time establishes for amounts that are reasonably required to be expended in order for Borrower and Borrower's operations and properties to comply with Environmental

Laws or in order to correct any violation by Borrower or Borrower's operations or properties of Environmental Laws.

       "Environmental Law" means the Comprehensive Environmental Response,
        -----------------
Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), each as amended or supplemented from time to time, and any analogous future federal, or present or future state or local, statutes and the regulations promulgated pursuant thereto.

       "Environmental Liabilities and Costs" means all liabilities, obligations,
        -----------------------------------
responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), interest, fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, Permit, order or agreement with a Governmental Authority or other Person, arising from environmental, health or safety conditions or a Release or threatened Release resulting from the past, present or future operations of Borrower or any of their Subsidiaries.

       "Environmental Lien" means any Lien in favor of any Governmental
        ------------------
Authority for Environmental Liabilities and Costs.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as
        -----
amended from time to time and any regulations promulgated thereunder.

       "ERISA Event" means: (i) the occurrence of a Reportable Event with
        -----------
respect to a Plan other than a Multiemployer Plan, (ii) the withdrawal of the Borrower, Holdings or any member of their Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or cessation of operations described in Section 4062(e) with respect to any Plan, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) the existence of an accumulated funding deficiency under Section 412 of the Code or Section 302 of ERISA with respect to any Plan, whether or not waived, or the filing of an application for an extension of an authorization period pursuant to
Section 412(e) of the Code or 304 of ERISA with respect to any Plan, (vi) the withdrawal by the Borrower, Holdings or any member of their Controlled Group from a

Multiemployer Plan, or (vii) any other event or condition which might reasonably be expected in the judgment of the Majority Banks to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any material liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA. No event described with respect to any Plan, including a Multiemployer Plan, shall constitute an "ERISA Event" unless either of Borrower, Holdings or any member of their Controlled Group could have any liability with respect to such Plan.

       "Event of Default" has the meaning specified in Section 9.1.
        ----------------

       "Federal Funds Rate" means, for any period, a fluctuating interest rate
        ------------------
per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

       "Exchange Act" means the Securities and Exchange Act of 1934, and
        ------------
regulations promulgated thereunder.

       "Federal Reserve Board" means the Board of Governors of the Federal
        ---------------------
Reserve System or any successor thereto.

       "Fiscal Quarter" means any three month accounting period in a Fiscal
        --------------
Year.

       "Fiscal Year" means the twelve month period ending on the Saturday
        -----------
nearest to January 31 in each year.

       "Funding Date" means the date on which a Borrowing occurs.
        ------------

       "GAAP" means generally accepted accounting principles in the United
        ----
States of America as in effect from time to time; provided, however, that for the purpose of Article VI GAAP shall be determined on the basis of such principles in effect on the Effective Date and consistent with those used in the preparation of the audited financial statements referred to in Section 4.6. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Article VI would then be calculated in a different manner or with different components or with components which are calculated differently, (i) the parties hereto agree to enter into negotiations with respect to amendments to this

Agreement or conforming those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP, and (ii) the Borrower shall be deemed to be in compliance with the affected covenants contained in Article VI during the 60 days following any change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately before such change; provided, however, that this paragraph shall not be deemed
                    --------  -------
to require the Borrower, the Agent or the Banks to agree to modify any provision of this Agreement or any of the other Loan Documents to reflect any such change to GAAP and, if, after such 60 days, the parties, in their sole discretion, fail to reach agreement on such modifications, the terms of this Agreement will remain unchanged and the compliance by the Borrower with the covenants contained in Article VI will be calculated in accordance with GAAP as in effect immediately before such change.

       "Governmental Authority" means any nation or government, any state or
        ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Holdings" means, before the Maryland Merger, Holdings Maryland and, from
        --------
and after the Maryland Merger, Holdings Delaware.

       "Holdings Delaware" has the meaning specified in the seventh Whereas
        -----------------
clause of this Agreement.

       "Holdings Maryland" has the meaning specified in the third Whereas clause
        -----------------
of this Agreement.

       "Holdings Merger" has the meaning specified in the ninth Whereas clause
        ---------------
of this Agreement.

       "Holdings Merger Agreement" means the Agreement of Merger between
        -------------------------
Holdings Delaware and the Borrower.

       "Indebtedness" of any Person means (i) all indebtedness of such Person
        ------------
for borrowed money or for the deferred purchase price of property or services,
(ii) all reimbursement and other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, but in such case only in an amount equal to the value of such property), (v) all obligations which have been or should be, in accordance with GAAP, Capitalized Lease Obligations, (vi) Contingent Obligations and all obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii), (iv) or (v) above, (vii) all Indebtedness referred to in clause (i), (ii), (iii),
(iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, but in such case only in an amount equal to the value of such property, and (viii) the Obligations; provided, however, that Indebtedness shall not include trade payables arising in the ordinary course of business of such Person.

       "Initial Closing Date" means September 19, 1988.
        --------------------

       "Intellectual Property" has the meaning specified in the Intellectual
        ---------------------
Property Security Agreement.

       "Intellectual Property Security Agreement" means the amended and restated
        ----------------------------------------
intellectual property security agreement originally entered into by Borrower on the Initial Closing Date in favor of the Agent and the Banks, as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, including, without limitation, as the same is amended and restated as of the Effective Date.

       "Intercompany Accounts" means all assets and liabilities, however
        ---------------------
arising, which are due to Borrower from, which are due from Borrower to, or which otherwise arise from any transaction by Borrower with, any Affiliate.

       "Interest Coverage Ratio" means, for any period, the ratio obtained by
        -----------------------
dividing (i) Borrower's EBDAIT for such period by (ii) Borrower's Consolidated Interest Expense (other than interest accreted on the 1993 Notes) accrued for such period, whether or not paid.

       "Interest Period" means, as to any LIBOR Rate Loan, the period commencing
        ---------------
on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Revolving Loan shall extend beyond the Commitment Termination Date.

       "Interest Rate" means each or any of the interest rates set forth in
        -------------
Section 2.8

       "Inventory" means all of Borrower's now owned and hereafter acquired
        ---------
inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory goods, merchandise and such other personal property, and all documents of title or other documents representing them.

       "Investments" has the meaning specified in Section 8.6.
        -----------

       "IRS" means the Internal Revenue Service.
        ---

       "LAC" has the meaning specified in the first paragraph of this Agreement.
        ---

       "LAC Merger" has the meaning specified in the Second Whereas clause of
        ----------
this Agreement.

       "Leases" has the meaning specified in Section 4.20.
        ------

       "Letter of Credit" means a Standby Letter of Credit or a Merchandise
        ----------------
Letter of Credit issued or caused to be issued for the account of a Borrower pursuant to Article 2.

       "Letter of Credit Request" has the meaning specified in Section 2.2.
        ------------------------

       "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan,
        ---------------------------
the last day of each Interest Period applicable to such Loan.

       "LIBOR Interest Rate Determination Date" means each date of calculating
        --------------------------------------
the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

       "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate
        ----------
Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1.0%) determined by the Agent as follows:

           LIBOR Rate  =               LIBOR
                          --------------------------------------------

                            1.00 - Eurodollar Reserve Percentage

           Where,

                         "Eurodollar Reserve Percentage" means for
                          -----------------------------
                  any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                         "LIBOR" means the rate of interest per annum
                          -----
                  (rounded upward to the next 1/16 of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

       "LIBOR Rate Loan" means a Revolving Credit Loan during any period in
        ---------------
which it bears interest at the LIBOR Rate.

       "Lien" means, with respect to any asset, any mortgage, deed of trust,
        ----
lien, pledge, collateral or conditional assignment, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, any Person shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

       "Loan Documents" means this Agreement, the Collateral Documents, the
        --------------
Negative Pledge Agreement.

       "Loan Party" means Borrower and each Subsidiary of Borrower which is a
        ----------
party to any Loan Document.

       "Loan(s)" means, collectively, the Revolving Credit Loans.
        -------

       "Loehmann's" has the meaning specified in the first paragraph of this
        ----------
Agreement.

       "Loehmann's Pledge Agreement" means the amended and restated pledge
        ---------------------------
agreement made by Loehmann's on the Initial Closing Date in favor of the Agent and the Banks, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including, without limitation, as the same is amended and restated as of the Effective Date.

       "Majority Banks" means at any time Banks holding at least 66-2/3% of the
        --------------
then aggregate unpaid principal amount of the Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the Commitments.

       "Management Shareholders" means, collectively, Philip Kaplan and Robert
        -----------------------
N. Friedman.

       "Margin Stock" means "margin stock" as such term is defined in Regulation
        ------------
U of the Federal Reserve Board.

       "Maryland Merger" has the meaning specified in the seventh Whereas clause
        ---------------
of this Agreement.

       "Maryland Merger Agreement" means the Agreement of Merger between
        -------------------------
Holdings Maryland and Holdings Delaware.

       "Material Adverse Change" means a material adverse change in any of (i)
        -----------------------
the financial condition, business or properties of Borrower and its Consolidated Subsidiaries taken as a whole, or (ii) the legality, validity or enforceability of any Loan Document or any Related Document.

       "Material Adverse Effect" means an effect that would result in a Material
        -----------------------
Adverse Change.

       "Maximum Rate" has the meaning given to such term in Section 2.13.
        ------------

       "Merchandise Letter of Credit" means a documentary Letter of Credit
        ----------------------------
issued for the account of the Borrower to provide the intended means of making payment when due by the Borrower for the purchase of Inventory and available for drawing against presentation of, inter alia, negotiable documents of title covering such Inventory.

       "Merger Agreement" means the Holdings Merger Agreement and the Maryland
        ----------------
Merger Agreement, collectively.

       "Mortgage" has the meaning specified in Section 7.22.
        --------

       "Multiemployer Plan" means, as to any Person, at any time, a
        ------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

       "Negative Pledge Agreement" means the negative pledge agreement entered
        -------------------------
into by the Management Shareholders on the 1993 Closing Date in favor of the Agent and the Banks.

       "Net Worth" means, as at any date of determination and without
        ---------
duplication, an amount equal to the sum of: (a) the net worth of Borrower and its Consolidated Subsidiaries as at February 3, 1996, plus (b) the cumulative pre-tax net income (or loss) of Borrower and its Consolidated Subsidiaries from February 3, 1996 through the date of determination; provided, that in determining net income (or loss), no non-cash writeoffs (except those taken for Inventory) will be included, plus (c) the cumulative amount of all contributions to capital of Borrower from February 3, 1996 through the date of determination, minus (d) the cumulative amount of all Stock Payments made by Borrower from February 3, 1996 through the date of determination.

       "New Common Stock" means the 4,107,800 shares of common stock of the
        ----------------
Borrower (including 535,800 shares issuable upon exercise of the over-allotment option by the underwriters of the Offering), par value $.01 per share, of Borrower offered and issued by Borrower pursuant to the Offering Documents.

       "1993 Amended Credit Agreement" has the meaning specified in the sixth
        -----------------------------
Whereas clause of this Agreement.

       "1993 Amended Credit Agreement Default" means any Event of Default (as
        -------------------------------------
defined in the 1993 Amended Credit Agreement) and event which with the passing of time or the giving of notice or both would become an Event of Default (as defined in the 1993 Amended Credit Agreement).

       "1993 Closing Date" has the meaning specified in the sixth Whereas clause
        -----------------
of this Agreement.

       "1993 Notes" means the $55,700,000 aggregate principal amount of 10 1/2%
        ----------
senior secured notes due 1997 issued by Holdings on the 1993 Closing Date.

       "1993 Notes Indenture" means the Indenture, dated as of October 14, 1993,
        --------------------
between Holdings and United States Trust Company of New York as the trustee for the holders of the 1993 Notes.

       "1993 Note Purchase Agreement" means the Purchase Agreement in the form
        ----------------------------
delivered to the Banks pursuant to Section 3.1(e), to be entered into by Holdings and the Purchasers listed therein, with respect to the sale of the 1993 Notes and 3,285,671 shares of Holdings Common Stock, $.008403361 par value per share.

       "1993 Note Redemption" means the redemption in full of the 1993 Notes at
        --------------------
an aggregate redemption price of not more than 103.5% of the face amount of such notes, plus accrued and unpaid interest on such notes.

       "Non-Cash Charges" means, for any accounting period, the sum of (i) all
        ----------------
amounts treated as an expense for depreciation for such period, plus (ii) all amounts treated as an expense for the amortization of leaseholds, deferred transaction costs, goodwill and other intangibles of any kind for such period, in each case for a Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

       "Notice of Borrowing" means a notice of borrowing substantially in the
        -------------------
form of Exhibit C hereto, delivered by Borrower to the Agent pursuant to Section 2.3.

       "Notice of Conversion/Continuation" means a notice of
        ---------------------------------
conversion/continuation substantially in the form of Exhibit B hereto, delivered by Borrower to the Agent pursuant to Section 2.3

       "Obligations" means all loans, advances, debts, liabilities, obligations,
        -----------
covenants and duties, including all obligations of Borrower or any of its Subsidiaries under or in respect of Letters of Credit, owing by Borrower to any Bank, the Agent, any Affiliate of any Bank or the Agent, or any Person entitled to indemnification pursuant to Section 11.4, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, foreign exchange or interest rate swap transaction or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes all interest (including interest accruing after the occurrence of an event described in Section 9.1(f) and interest accruing at the Default Rate), charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

       "Offering" means Borrower's offer to issue the Senior Notes and the New
        --------
Common Stock to the public pursuant to the Offering Documents.

       "Offering Documents" means (i) the Form S-1 Registration Statement No.
        ------------------
33-97100 filed by Borrower with the Commission on September 19, 1995, as amended by Amendment No. 1 to Form S-1 filed by Borrower with the Commission on April 8, 1996, and Amendment No. 2 to Form S-1 filed by Borrower on May 3, 1996 pursuant to which Borrower will offer the Senior Notes and the New Common Stock to the public, (ii) all documents filed by or on behalf of Borrower or any of its Affiliates with the Commission in connection with the Offering, and (iii) all amendments and supplements to any of the foregoing.

       "Other Taxes" shall have the meaning given to such term in Section
        -----------
2.12(b).

       "PBGC" means the Pension Benefit Guaranty Corporation or any entity
        ----
succeeding to any or all of its functions under ERISA.

       "Permit" means any permit, approval, authorization, license, variance, or
        ------
permission required from a Governmental Authority under an applicable Requirement of Law.

       "Permitted Exceptions" shall mean such 1993 Amended Credit Agreement
        --------------------
Defaults as shall have occurred and exist prior to the Effective Date solely as a result of the Maryland Merger, the Holdings Merger, the Offering or the Redemption.

       "Person" means an individual, partnership, corporation (including a
        ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

       "Plan" means any employee pension benefit plan as defined in Section 3(2)
        ----
of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or
Section 302 of ERISA and is maintained for the employees of Borrower or Holdings or any member of their Controlled Group or with respect to which Borrower or Holdings or any member of their Controlled Group may incur any liability.

       "Pledged Shares" means, collectively, the securities which are pledged as
        --------------
security for the Obligations pursuant to the Loehmann's Pledge Agreement.

       "Qualified Issuer" means any commercial bank (i) which has capital and
        ----------------
surplus in excess of $500,000,000, (ii) which is in compliance with minimum capitalization requirements of all applicable regulators, and (iii) the outstanding long term debt securities of which are rated at least A by Standard & Poor's Corporation or at least A-1 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

       "Ratable Portion" means, with respect to any Bank, the quotient obtained
        ---------------
by dividing the Revolving Credit Loan Commitment of such Bank by the Revolving Credit Loan Commitments of all of the Banks.

       "Redemption" means the Discount Note Redemption, the 1993 Note Redemption
        ----------
and the Series A Preferred Stock Redemption, collectively.

       "Reference Rate" means, for any day, the higher of: (a) the rate of
        --------------
interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), or (b) one-half percent (0.50%) per annum above the latest Federal Funds Rate. Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Reference Rate shall be adjusted simultaneously with any change in the Reference Rate.

       "Reference Rate Loan" means a Revolving Credit Loan during any period in
        -------------------
which it bears interest at the Reference Rate.

       "Related Documents" means the Negative Pledge Agreement, the Employment
        -----------------
Agreements, the Discount Notes Indenture, the Discount Notes, the 1993 Notes Indenture, the 1993 Notes, the 1993 Note Purchase Agreement, the Merger Agreement, the Offering Documents, the New Common Stock, the Senior Notes and the Senior Note Indenture.

       "Release" means any release, spill, emission, leaking, pumping,
        -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any property owned by Borrower or any of its Subsidiaries, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

       "Release Direction" has the meaning specified in Section 2.18(b).
        -----------------

       "Remedial Action" means all actions required to (i) clean up, remove,
        ---------------
treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent a Release or threatened Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform preremedial studies and investigations and post-remedial monitoring and care.

       "Reportable Event" means any of the events set forth in Section 4043(c)
        ----------------
of ERISA or the regulations thereunder but excluding those events as to which the 30 day notice requirement has been waived.

       "Requirement of Law" means, as to any Person, the charter and bylaws or
        ------------------
other organizational or governing documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including all disclosure requirements of ERISA and the requirements of Environmental Laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

       "Reserve Inventory" means, as of any time, inventory held as reserve
        -----------------
inventory by Borrower for sale in future periods in accordance with current practice.

       "Responsible Officer" means with respect to any Person, an officer of
        -------------------
such Person who is a signatory to any Loan Document or any other document delivered hereunder.

       "Revolving Credit Loan Commitment" means, as to each Bank, the commitment
        --------------------------------
of such Bank to make Revolving Credit Loans to Borrower pursuant to Section 2.1(b) in the aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment."

       "Revolving Credit Loans" means loans made by a Bank to Borrower pursuant
        ----------------------
to Section 2.1(b).

       "Security Agreement" means the amended and restated security agreement,
        ------------------
originally entered into on the Initial Closing Date by Borrower and Ware Lo in favor of the Agent and the Banks, as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, including, without limitation, as the same is amended and restated as of the Effective Date.

       "Senior Note Indenture" means the Indenture, to be entered into between
        ---------------------
Borrower and United States Trust Company of New York, as Trustee for the holders of the Senior Notes, relating to the Senior Notes, in form and substance satisfactory to the Agent.

       "Senior Notes" means the $100 million aggregate principal amount of
        ------------
senior notes due 2003 to be issued by Borrower.

       "Series A Preferred Stock" means the Series A Preferred Stock, par value
        ------------------------
$0.005602241 per share, of Holdings, before the Holdings Merger, and of Borrower, after the Holdings Merger.

       "Series A Preferred Stock Redemption" means the redemption of all issued
        -----------------------------------
and outstanding shares of Series A Preferred Stock at an aggregate redemption price of not more than $0.56 per share.

       "Shareholders' Agreement" means the agreement among Holdings and certain
        -----------------------
of its shareholders, dated as of September 19, 1988, as amended.

       "Solvent" means, with respect to any Person, that the present fair
        -------
saleable value of the assets of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

       "Standby Letter of Credit" means any Letter of Credit other than a
        ------------------------
Merchandise Letter of Credit.

       "Stated Termination Date" means the fourth anniversary of the Effective
        -----------------------
Date.

       "Stock" means all shares, options, interests, participations or other
        -----
equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and including, without limitation, common stock, preferred stock or warrants or options for any of the foregoing.

       "Stock Payment" means, with respect to any Person, any dividend payment
        -------------
or other distribution of assets, properties, cash, rights, warrants, equity interests, obligations or securities made by such Person on account of its Stock or any purchase, redemption, defeasance or other acquisition for value or other payment made by such Person in respect of its Stock (other than solely through the issuance of such Person's own capital stock), now or hereafter outstanding, or any management incentive or similar fee payable to a shareholder of such Person in its capacity as a shareholder.

       "Stock Purchase Agreement" has the meaning described in the first Whereas
        ------------------------
clause of this Agreement.

       "Subsidiary" means, with respect to any Person, any corporation of which
        ----------
an aggregate of 50% or more of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, directly or indirectly, now owned or hereafter acquired by such Person and/or one or more Subsidiaries of such Person.

       "Subsidiary Guaranty" means the guaranties of the Obligations of Borrower
        -------------------
by each Subsidiary of Borrower, originally entered into as of the Initial Closing Date and in favor of the Agent and the Banks, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including, without limitation, as the same is amended and restated as of the Effective Date.

       "Taxes" has the meaning specified in Section 2.12(a).
        -----

       "Voting Stock" means capital stock of the class or classes pursuant to
        ------------
which the holders thereof have general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

       "Ware Lo" means Ware Lo, Inc., a New York corporation and a wholly- owned
        -------
Subsidiary of Borrower.

     1.2.  Computation of Time Periods. In this Agreement, in the computation of
           ---------------------------
periods of time from a specified date to a later specified date, the word "from" means "from and including," and the words "to" and "until" each means "to but excluding."

     1.3.  Interpretive Provisions      (a) The words "herein," "hereof" and
           -----------------------
"hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended or supplemented and not to any particular article, section, subsection or clause in this Agreement.

          (b) References herein to an article, section, subsection or clause shall refer to the appropriate article, section, subsection or clause in this Agreement.

          (c) The word "including" as used herein means including without limitation.

          (d) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (e) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (f) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (g) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (h) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (i) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE FACILITY

     2.1.  Revolving Credit Loans.
           ----------------------

          (a) [Intentionally omitted.]

          (b) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving credit loans to Borrower (each, a "Revolving Credit Loan") from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date in the aggregate principal amount at any time outstanding not to exceed such Bank's Revolving Credit Loan Commitment, as such amount may be modified pursuant to
Section 11.6; provided, however, that in no event shall the aggregate amount of
              -----------------
all outstanding Letters of Credit, the then outstanding Revolving Credit Loans and unpaid delinquent Obligations and the principal amount of the Revolving Credit Loan to be made exceed the lesser of (i) the aggregate Revolving Credit Loan Commitments and (ii) the Borrowing Base. The aggregate Revolving Credit Loan Commitments shall not exceed $35,000,000. Within the limits of each Bank's Revolving Credit Loan Commitment and subject to the mandatory and voluntary reductions required or permitted herein, amounts of the Revolving Credit Loans prepaid may be reborrowed pursuant to this Section 2.1(b); provided, however, that with respect
                                            -----------------
to any LIBOR Rate Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower agrees to pay to the Banks the amounts described in Section 2.15(c).

     2.2.  Letters of Credit.
           -----------------

          (a) BABC agrees on the terms and subject to the conditions hereinafter set forth to cause one or more letters of credit (the "Letters of Credit") to be issued from time to time during the period commencing on the Effective Date and ending 30 days prior to the Commitment Termination Date in an aggregate amount of up to $10,000,000, at the request of Borrower and in favor of the beneficiary specified by Borrower in accordance with the provisions set forth below; provided, however, that in no event shall the aggregate amount of
             -----------------
all outstanding Letters of Credit, the face amount of the Letter of Credit to be issued and the then outstanding Revolving Credit Loans and unpaid Obligations, at any time exceed the lesser of (A) the aggregate Revolving Credit Loan Commitments and (B) the Borrowing Base:

              (i) Borrower shall give to the Agent one (1) Business Day's prior written notice in substantially the form of Exhibit D hereto (a "Letter of Credit Request") of any requested issuance of a Letter of Credit under this Agreement; such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, the effective date (which shall be a Business Day) of issuance of the Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the day such Letter of Credit is to expire (which shall be a Business Day and (A) shall not be more than 180 days after the effective date in the case of a Merchandise Letter of Credit; (B) shall not be more than one year after the effective date in the case of a Standby Letter of Credit; and (C) in any event, clauses (A) and (B) notwithstanding, shall not be later than the Business Day preceding the Commitment Termination Date), and the Person (including such Person's address) for whose benefit the Letter of Credit is to be issued;

              (ii) if BABC is not then the Agent, the Agent shall give BABC prompt notice of its receipt of each Letter of Credit Request and the details thereof; and

              (iii) Borrower shall pay to BABC (A) a nonrefundable fee on the aggregate amount of all outstanding Letters of Credit at a rate per annum equal to one and one-half percent (1.5%) of the aggregate amount so outstanding, which shall be payable monthly in arrears on the first day of each month during the term that any Letter of Credit remains outstanding, and (B) sums equal to the reasonable charges BABC may assess, and expenses that BABC may pay or incur, relative to the issuance of the Letters of Credit or to presentment to or to a payment by BABC thereunder, which shall be payable on demand. Such fee is in addition to any other standard fees, costs and expenses charged by BABC in connection with arranging any Letter of Credit. All such fees, charges and expenses payable to or by BABC will be charged to Borrower as Revolving Credit Loans. During the continuance of an Event of Default, the fee payable pursuant to clause (A) above shall be increased to three and one-half percent (3.5%) per annum.

          (b) Concurrently with the issuance of each Letter of Credit, BABC shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed to have purchased and received from BABC, in each case without any further action on the part of any party, an undivided interest and participation, to the extent of such Bank's Ratable Portion of the aggregate Revolving Credit Loan Commitments, in and to each Letter of Credit and the obligations of Borrower under this Agreement in respect of each Letter of Credit. The amount available to be drawn under each Letter of Credit at the time outstanding (assuming compliance with all conditions to drawing) shall be deemed to be outstanding Revolving Credit Loans for purposes of determining (v) the availability of additional Letters of Credit under Section 2.2(a), (w) the amount of any repayment required to be made pursuant to Section 2.6(c), (x) compliance with the conditions precedent to Borrowings under Article III, (y) compliance with covenants under Article VI and (z) the occurrence of an Event of Default under Article IX. Upon each drawing or payment under a Letter of Credit, the amount of such drawing or payment shall become and be deemed to be, without any further action on the part of any Person, a Revolving Credit Loan by Borrower (subject to later adjustments pursuant to paragraph (c) below) made on the date of such drawing or payment for all purposes under this Agreement.

     2.3.  Notice of Borrowing; Notice of Conversion/Continuation.
           ------------------------------------------------------

          (a) (i)   Whenever Borrower desires to borrow Revolving Credit Loans under Section 2.1(b) or to convert or continue any Revolving Credit Loan pursuant to this Section 2.3(a), Borrower, shall deliver to the Agent a Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, signed by an authorized officer of Borrower, not later than (a) 11:00 a.m. (New York time) on the requested Funding Date of such proposed Borrowing, continuation or conversion, in the case of a Borrowing of Reference Rate Loans, or (b) 11:00 a.m. (New York time) on the third Business Day before the date of such proposed Borrowing, continuation or conversion, in the case of a Borrowing or continuation of Libor Rate Loans or a conversion of Reference Rate Loans into Libor Rate Loans. Notwithstanding any other provision hereof to the contrary, no more than four (4) Borrowing(s) of Revolving Credit Loans consisting of Libor Rate Loans may be outstanding at any time, and no Borrowing(s) of Revolving Credit Loans consisting of Libor Rate Loans shall be in an aggregate principal amount of less than $3,000,000 or any greater amount which is an integral multiple of $1,000,000. In lieu of delivering the above-described Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, the Borrower may give the Agent telephonic notice of any requested Borrowing or conversion or continuation, as the case may be, by the required time; provided, however, that such notice shall be confirmed in writing by
      -----------------
delivery to the Agent (A) immediately of a telecopy of a Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, which has been signed by an authorized officer of the Borrower, and (B) promptly (and in no event later than three (3) Business Days after the Funding Date in respect of the applicable Revolving Credit Loans) of a Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, containing the original signature of an authorized officer of the Borrower. In the event that the terms of any confirmatory Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, referred to in the proviso contained in the immediately preceding sentence shall conflict with the telephonic notice with respect to which it was delivered, the terms of the telephonic notice, as understood by the Agent, shall govern. Notwithstanding anything in this Section 2.3(a) to the contrary, any Revolving Credit Loans to be made to Borrower on the Effective Date shall initially be made as Reference Rate Loans.

               (ii) The Agent shall charge all Revolving Credit Loans and other Obligations to a loan account of Borrower to be maintained by the Agent. Each Bank shall, before 2:00 P.M. (New York City time) on the Funding Date applicable thereto, make available for the account of its Domestic Lending Office to the Agent at its address referred to in Section 11.2, in immediately available funds, such Bank's Ratable Portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to Borrower on the applicable Funding Date at the Agent's aforesaid address.

               (iii) Any Notice of Borrowing and Notice of
Conversion/Continuation (or telephonic notice in lieu thereof) made pursuant to this Section 2.3(a) shall be irrevocable. Promptly after receipt of a Notice of Conversion/Continuation under this Section 2.3(a), the Agent shall notify each Bank by telex, telecopy, telegram, telephone or other similar means of transmission, of the proposed conversion or continuation, as the case may be.

               (iv) Unless otherwise specified in a Notice of Borrowing, each Loan to be made as part of a Borrowing shall be made as a Reference Rate Loan. If a timely Notice of Conversion/Continuation as specified in Section 2.3(a)(i) is not received from Borrower prior to the expiration of any Interest Period for any outstanding Libor Rate Loan, Borrower shall be deemed to have elected to convert such Libor Rate Loan into a Reference Rate Loan on the last day of the expiring Interest Period; provided that if any Default or Event of Default shall
                          --------
have occurred and be continuing, Borrower shall be deemed to have converted, on the last day of the applicable Interest Period, the Libor Rate Loan with respect to which the Interest Period is ending into a Reference Rate Loan in a principal amount equal to the principal amount of such Libor Rate Loan.

               (v) During the existence of a Default or Event of Default, the Borrower may not request a new LIBOR Rate Loan or elect to have a Loan converted into or continued as a LIBOR Rate Loan.

               (vi) Subject to the terms and conditions hereof and in accordance with the procedures for conversions and continuations and the other provisions set forth in this Section 2.3(a) and, in the case of any conversion into, or continuation of, a Libor Rate Loan, provided that no Default or Event of Default has occurred and is continuing, each Bank agrees (i) to convert outstanding Revolving Credit Loans that are Reference Rate Loans into Libor Rate Loans and (ii) to continue outstanding Revolving Credit Loans that are Libor Rate Loans as Libor Rate Loans, in each case in an aggregate principal amount not to exceed the principal amount of the Reference Rate Loans or Libor Rate Loans, as the case may be, then outstanding. Each Bank will make such conversion without an exchange of funds; provided that the Borrower shall pay to the Agent
                              --------
for the account of each Bank on the date of each such conversion accrued and unpaid interest on the Libor Rate Loans of such Bank converted on such date.

          (b) Unless the Agent shall have received notice from a Bank prior to the date of any proposed Borrowing that such Bank will not make available to the Agent such Bank's Ratable Portion of such proposed Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.3 and the Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Ratable Portion available to the Agent, such Bank and Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at (i) in the case of Borrower, the Interest Rate applicable to the Loans comprising such Borrowing as set forth in this Agreement, and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. If Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Bank of any obligation it may have to Borrower hereunder.

          (c) The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     2.4.  Fees.
           ----

          (a) Borrower agrees to pay to each Bank a facility fee on the average daily unused portion of such Bank's Revolving Credit Loan Commitment from the Effective Date to the Commitment Termination Date at the rate of three- eighths of one percent (0.375%) per annum on the unused portion of such Bank's Revolving Credit Loan Commitment, which fee shall be payable monthly in arrears on the first day of each month after the Effective Date during the term of such Bank's Revolving Credit Loan Commitment, commencing with the first day of the first full calendar month following the Effective Date and on the Commitment Termination Date. All payments received by Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to Borrower's loan account immediately upon receipt for purposes of calculating the facility fee pursuant to this Section 2.4.

          (b) Borrower agrees to pay BABC a closing fee of $150,000 on the Effective Date.

          (c) Borrower agrees to pay BABC the fees in respect of Letters of Credit referred to in Section 2.2(a)(iii).

          (d) All fees payable hereunder shall be charged to Borrower's loan account as Revolving Credit Loans.

     2.5.  [Intentionally omitted.]
           ------------------------

     2.6.  Repayment.
           ---------

          (a) [Intentionally omitted.]

          (b) Borrower shall repay the aggregate unpaid principal amount of the Revolving Credit Loans, the aggregate undrawn amount of all outstanding Letters of Credit and the aggregate amount of any unpaid reimbursement obligations in respect of all outstanding Letters of Credit on the Commitment Termination Date.

          (c) If, at any time, the outstanding principal amount of the Revolving Credit Loans, together with the aggregate amount of all outstanding Letters of Credit and all other unpaid delinquent Obligations, shall exceed either (i) the aggregate Revolving Credit Loan Commitments or (ii) the Borrowing Base, then Borrower immediately shall repay the applicable Loans by the amount of such excess.

          (d) In connection with any repayment pursuant to this Section 2.6, if any LIBOR Rate Loans are repaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall also pay to the Banks the amounts described in Section 2.15(c).

     2.7.  Settlement. The Agent will notify the Banks of the aggregate
           ----------
amount of Revolving Credit Loans outstanding at such times and at such frequencies as the Agent in its sole discretion may determine, but in any event not less frequently than weekly (the date of each such notice being a "Settlement Date"). Upon receipt of any such notice, BABC or each of the other Banks, as the case may be, will forthwith unconditionally pay to the Agent (for distribution by the Agent to BABC or each of the other Banks, as the case may
be) such amount (a "Settlement Amount"), if any, as is necessary to cause the aggregate unpaid principal amount of the Revolving Credit Loans to be shared by the Banks in accordance with their Ratable Portions of the aggregate Revolving Credit Loan Commitments. Upon each payment and distribution pursuant to the preceding sentence, each Bank will be deemed from the date of such payment and distribution for all purposes under the Loan Documents (including without limitation in respect of interest accruing from such date on the principal amount of such Revolving Credit Loans) to have outstanding Revolving Credit Loans owed to it in the amount of its Ratable Portion of such Revolving Credit Loans as aforesaid.

     2.8.  Interest.
           --------

          (a) Borrower shall pay interest on the aggregate unpaid principal amount of the Loans at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections 2.8(a)(i) or (ii), as applicable, but such rate shall not exceed the Maximum Rate described in Section 2.13. Subject to the provisions of Section 2.3, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in Section
2.3. Interest shall be computed daily on the basis of a year of 360 days and actual days elapsed and will be payable monthly in arrears on the first day of each month after the Effective Date. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

               (i) for all Revolving Credit Loans and other Obligations which are not LIBOR Rate Loans, then at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin; and

               (ii) for all Revolving Credit Loans and other Obligations which are LIBOR Rate Loans, then at a per annum rate equal to the Libor Rate plus the Applicable Margin.

          (b) During the continuance of an Event of Default, including the failure to pay any amount of principal when due hereunder (whether at the stated maturity thereof or by acceleration or otherwise), all Obligations shall bear interest, from the date of the occurrence of such Event of Default, payable on demand, at the Default Rate applicable thereto.

     2.9.  [Intentionally omitted].
           -----------------------

     2.10. Optional Prepayments and Repayments; Early Termination Fee. Borrower
           ----------------------------------------------------------
may, at any time, repay the Revolving Credit Loans or prepay the Revolving Credit Loans and permanently reduce the Revolving Credit Loan Commitments to zero ($0) by tendering (i) an amount equal to the aggregate outstanding Revolving Credit Loans to Agent together with written notice of Borrower's intent to reduce such commitments, together with accrued interest to the date of such repayment on the principal amount repaid and (ii) with respect to any LIBOR Rate Loans to be prepaid prior to the expiration date of the Interest Period applicable thereto, the amounts described in Section 2.15(c); provided, however, that in such event, the Revolving Credit Loans and all unpaid interest and Obligations must be immediately repaid in full and all outstanding Letters of Credit shall be immediately cash collateralized to the satisfaction of BABC. In the event of prepayment in full and reduction to zero ($0) of all Revolving Credit Loans and Revolving Credit Loan Commitments prior to the Stated Termination Date, Borrower agrees to pay to the Banks an early termination fee (the "Early Termination Fee") determined in accordance with the following table:


 Period during which early                          Early Termination Fee
   termination occurs
On or prior to the first                        2.0% of the Revolving Credit
anniversary of the Effective                    Loan Commitments
Date
After the first anniversary of                  1.0% of the Revolving Credit
the Effective Date but prior                    Loan Commitments
to the Stated Termination Date

     2.11. Payments and Computations.
           -------------------------

          (a) Borrower shall make each payment hereunder and under the Obligations not later than 11:00 a.m. (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 11.2 in immediately available funds. If any payment of principal is made by a Borrower after such time, such payment shall be deemed to have been made on the next Business Day. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.12) to the Banks in accordance with their Ratable Portions for the account of their respective Domestic Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Domestic Lending Office, in each case to be applied in accordance with the terms of this Agreement.

          (b) Borrower hereby authorizes each Bank, if and to the extent payment owed by Borrower to such Bank is not made when due hereunder or under any Obligations, after giving Borrower one day's prior notice stating the account to be charged and the amount, to charge from time to time against any or all of Borrower's accounts with such Bank any amount so due.

          (c) [Intentionally omitted.]

          (d) Whenever any payment hereunder or under the Obligations shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

          (e) Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     2.12. Taxes.
           -----

          (a) Any and all payments by Borrower hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes measured by net income and franchise taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as

"Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Except if caused by a Bank's failure to supply a Form 1001 or Form 4224 (or successor form) to the extent required by Section 2.12(e) or 2.12(f), Borrower will indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 2.12) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and will make payment under this indemnification within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

          (e) If Borrower is required to make any payment referred to in paragraphs (a) and (c) above, upon the written request of Borrower, each relevant Bank shall (consistent with legal and regulatory restrictions) designate a different Domestic Lending Office if such designation will avoid the need for such payment or reimbursement and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If Borrower fails to perform its obligations under (a) and (c) above, Borrower shall indemnify such Bank for any incremental taxes, interest or penalties that may become payable as a result of any such failure; provided, however, that Borrower will not be required to
                     -----------------
make any payment to any Bank under this Section 2.12 with respect to the withholding of United States federal income taxes if such withholding is required in respect of such Bank by reason of such Bank's inability to furnish under subparagraph (f) immediately below an extension or renewal of a Form 1001 or Form 4224 (or successor form), as applicable, unless such inability results from an amendment to or a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in an applicable tax treaty), which amendment or change becomes effective after the Effective Date.

          (f) Each Bank agrees that it shall deliver to Borrower (i) at least three Business Days prior to the date such Bank (other than BABC) becomes a Bank hereunder either (A) a statement that it is incorporated in the United States of America or (B) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor form), as appropriate, promulgated pursuant to the Code, indicating that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes as permitted by the Code,
(ii) from time to time, such extensions or renewals of such forms (or successor forms) as may reasonably be requested by Borrower, but only to the extent such Bank determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations and directives and (iii) in the event of a transfer of any Loan to a Subsidiary or Affiliate of such Bank, two new duly completed copies of Internal Revenue Service Form 1001 or 4224 (or any successor form), as the case may be, for such Subsidiary or Affiliate. Borrower shall be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

          (g) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.12 shall survive the payment in full of principal and interest hereunder.

     2.13. Maximum Interest Rate. In no event shall any interest rate provided
           ---------------------
for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.13, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Banks, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Bank has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Bank shall refund to the Borrower such excess.

     2.14. Notation. The Agent shall record on its books, and upon Borrower's
           --------
request, shall promptly advise Borrower of, the principal amount of the Loans owing to each Bank from time to time. In addition, each Bank is authorized, at such Bank's option, to note the date and amount of each payment or prepayment of principal of such Bank's Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein so long as such records of the Banks match those of the Agent.

     2.15. Yield Protection and Illegality.
           -------------------------------

          (a) (i) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Domestic Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Bank to the Borrower through the Agent, any obligation of that Bank to make LIBOR Rate Loans shall be suspended until the Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

              (ii) If a Bank determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of reasonable notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 2.15(c), either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

          (b) (i) If any Bank determines that, due to either (A) the introduction of or any change in the interpretation of any law or regulation or (B) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

              (ii) If any Bank shall have determined that (A) the introduction of any Capital Adequacy Regulation, (B) any change in any Capital Adequacy Regulation, (C) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (D) compliance by the Bank or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment[s], loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Agent, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate such Bank for such increase.

          (c) The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

              (i) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

              (ii) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

              (iii) the prepayment or other payment (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

          (d) Any Bank claiming reimbursement or compensation under this Section
2.15 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and the basis for such calculation, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

          (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of the Borrower in this
Section 2.15 shall survive the payment of all other Obligations.

          (f) If any Bank is unable to make or continue a LIBOR Rate Loan due to any of the events described in subsections (a) or (b) of this Section 2.15, Borrower shall be entitled to prepay the Revolving Credit Loans in full and permanently reduce the Revolving Loan Commitment to zero ($0) within 90 days after receiving demand for payment pursuant to subsection (a)(ii) or (b)(i), as the case may be, of this Section 2.15, without having to pay the Early Termination Fee; provided that (x) such prepayment and early termination shall comply in all other respects with all other terms of this Agreement and (y) such prepayment in full shall be made by Borrower solely from the proceeds of a loan to Borrower from one or more financial institutions that are not, at the time of such prepayment, subject to the event or circumstances that caused such Bank to have exercised the provisions of subsection (a)(ii) or (b)(i), as the case may be, of this Section 2.15.

     2.16. Inability to Determine Rates. If the Agent determines that for any
           ----------------------------
reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or continue LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

     2.17. Sharing of Payments, Etc. If, with respect to Borrower, any Bank
           ------------------------
shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it to Borrower (other than pursuant to Section 2.2, 2.12 or 2.15) in excess of its Ratable Portion of payments on account of such Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if
                                                    -----------------
all or any
portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The relevant Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

     2.18. Receipt and Application of Monies. Borrower and its Subsidiaries
           ---------------------------------
shall cause any monies paid in respect of any Account to be deposited, in kind, directly by the Account debtor in a Depositary Account, and in the event Borrower or any Subsidiary of Borrower (or any of their respective Affiliates, stockholders, directors, officers, employees, agents or those Persons acting for or on behalf of Borrower or a Subsidiary of Borrower with respect to any debts owed to Borrower or a Subsidiary of Borrower) shall receive any monies (whether consisting of cash and other receipts from retail stores, proceeds from the sale or other disposal of any Inventory or other Collateral, credit card receipts or otherwise), with reasonable promptness following receipt thereof, Borrower or such Subsidiary shall deposit or cause the same (other than advances consisting of Revolving Credit Loans) to be deposited, in kind, in the regular course of Borrower's or such Subsidiary's business in a Depositary Account. The Borrower shall instruct each bank that maintains a Depositary Account of the Borrower to transfer, prior to the close of each Business Day, all amounts on deposit in such account to the Collection Account. Borrower shall forward to BABC, in the normal course of business, copies of a collection report, in form and substance satisfactory to BABC, with respect to all such items of payment and the deposit in the Depositary Accounts and transfers to the Collection Account thereof. The Collection Account shall be maintained pursuant to an agreement ("Collection Account Agreement") among the Borrower, the Agent and the relevant financial institution, which shall provide, among other things, that amounts on deposit in the Collection Account may be withdrawn by the Company until such time as such financial institution shall have received written notice from the Agent upon the occurrence of any of the circumstances described in the succeeding sentence. Upon the occurrence and during the continuance of an Event of Default, or if average daily Availability for any period of 60 consecutive days falls below $13,000,000, or if at any time Availability is less than $10,000,000, all funds in the Collection Account shall become subject to the sole dominion and control of the Agent and the Agent shall have the right, upon written notice to the relevant financial institution, to instruct any such financial institution to remit all amounts deposited in the Collection Account to the Agent Account on a daily basis. The Borrower agrees to indemnify each Bank and the Agent against, and reimburse each on demand for, all costs (without duplication) incurred by the Agent or any Bank in connection with the Collection Account Agreement. Notwithstanding the termination of this Agreement, until all of the Obligations shall have been fully paid and satisfied, the Borrower shall continue to deposit, or cause to be deposited, into the Depositary Account all collections of Accounts and other proceeds of Collateral. All payments received by the Agent as proceeds of Accounts or other Collateral whether through deposit into the Agent Account or otherwise will be the sole property of the Agent, for the ratable benefit of the Banks, and will be credited to the Agent Account as follows: (i) all cash payments received by the Agent at the Agent Account in New York, New York, including, without limitation, payments made by wire transfer of immediately available funds received by the Agent at or prior to 2:00 p.m. (New York time) on any Business Day will be credited to the Agent Account as of the date received, provided that Borrower shall have notified the Agent of its intention to repay such amount on such day no later than 2:00 p.m. (New York time); (ii) all cash payments received by the Agent at the Agent Account in New York, New York, including, without limitation, payments made by wire transfer of immediately available funds received by the Agent after 2:00 p.m. (New York time) on any Business Day will be credited to the Agent Account as of the next succeeding Business Day; and (iii) all payments in the form of checks and other instruments received by the Agent at the Agent Account in New York, New York will be credited to the Agent Account upon collection of immediately available funds in connection therewith.

     2.19. Agent's and Banks' Books and Records; Monthly Statements. The
           --------------------------------------------------------
Borrower agrees that the Agent's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall consti tute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is received. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     3.1. Conditions Precedent to Effectiveness of Agreement, Making of Initial Loan and Issuance of Letters of Credit on the Effective Date. The effectiveness of this Agreement, the obligation of BABC to make its initial Loan on the Effective Date, the obligation of BABC to cause to be issued any Letter of Credit on the Effective Date and the obligation of the Banks to participate in Letters of Credit issued on the Effective Date, are subject to satisfaction of the conditions precedent that the Agent shall have received on the Effective Date the following, each dated such day except as indicated below, in form and substance satisfactory to BABC:

          (a) A counterpart of this Agreement, together with all Schedules and Exhibits hereto, executed by Borrower.

          (b) A letter, dated the Effective Date, signed by each Loan Party, the Agent and each Bank, acknowledging the date of the Effective Date.

          (c) Certified copies of (i) the resolutions of the Board of Directors of each Loan Party approving each Loan Document and each Related Document to which it is a party and the consummation of the transactions contemplated thereby, and (ii) all documents evidencing other necessary corporate action and required governmental and third party approvals with respect to each Loan Document and each Related Document.

          (d) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the Responsible Officers of such Loan Party.

          (e) A copy, certified as being complete and correct by a Responsible Officer, of each Related Document and each document required to be delivered thereunder or in connection therewith, including copies of all opinions of counsel delivered thereunder. In the case of any opinions relating to any of the Offering Documents, the New Common Stock, the Redemption, the Senior Notes and the Senior Note Indenture, such opinions shall include written authorization from such counsel stating that the Agent and the Banks may rely on such counsel's opinion as though it were addressed to the Agent and the Banks.

          (f) A copy of the articles or certificate of incorporation of each Loan Party certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with (A) certificates of such official attesting to the good standing of such Loan Party, (B) certificates or telegrams (or telephonic confirmation in those jurisdictions where a telegram is unavailable) from an official in each state in which such Loan

Party is qualified to do business, and (C) a copy of the bylaws of each Loan Party, certified as of the Effective Date by the secretary or an assistant secretary of such Loan Party.

          (g) Evidence that the Receivables, Purchase and Service Agreement among Citicorp Retail Services, Inc. ("CRS"), Holdings and Borrower dated May 7, 1993, as amended, has been terminated and is no longer in effect, that Holdings and Borrower have no further liability thereunder, and that all Liens in favor of CRS thereunder have been terminated.

          (h) The Security Agreement, duly executed by Borrower and the Agent, together with:

                     (i) evidence satisfactory to BABC that Financing Statements
              (Forms UCC-1 and UCC-3) shall have been filed in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Agreement; and

                     (ii) evidence of the insurance required by the terms of the
              Security Agreement and Section 7.4 hereof.

          (i) The Intellectual Property Security Agreement, duly executed by Borrower.

          (j) The audited financial statements of Holdings and its Consolidated Subsidiaries as at February 3, 1996, certified by Ernst & Young LLP, required to be furnished pursuant to Section 5.1(c) of the 1993 Amended Credit Agreement, together with all other items and reports required to be furnished pursuant to such section and a report, in reasonable detail, reconciling all differences between such audited financial statements and the unaudited financial statements of Holdings and its Consolidated Subsidiaries as at February 3, 1996, heretofore furnished to BABC.

          (k) A favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to each Loan Party, in substantially the form of Exhibit I, and as to such other matters as BABC may reasonably request.

          (l) A letter agreement from Borrower and each of its Subsidiaries providing such collection accounts and cash management system as shall be satisfactory to the Agent.

          (m) Copies of the articles or certificates of merger filed with respect to the Maryland Merger, certified by the Secretary of State of the States of Maryland and Delaware.

          (n) A copy of the articles or certificate of merger filed with respect to the Holdings Merger, certified by the Secretary of State of the State of Delaware.

          (o) Such other financial and other information regarding Borrower and its Subsidiaries as any Bank may request.

          (p) Evidence satisfactory to Agent that all Liens (other than Liens permitted pursuant to Section 8.1(b)(ii) hereof) on property of Borrower for the benefit of the holders of the Discount Notes and the 1993 Notes have been terminated, together with copies of such termination statements, mortgage satisfactions and other lien release documents as Agent may require.

          (q) The Negative Pledge Agreement, duly executed by the Management Shareholders.

          (r) The Agent shall have received for the account of BABC a certificate, signed by a Responsible Officer of Borrower, dated the date of such Loan stating that the conditions specified in this Article 3 have been met.

          (s) [Intentionally omitted.]

          (t) [Intentionally omitted.]

          (u) [Intentionally omitted.]

     3.2. Additional Conditions Precedent to Effectiveness of Agreement, Making of Initial Loan and Issuance of Letters of Credit on the Effective Date. The effectiveness of this Agreement, the obligation of BABC to make its initial Loan on the Effective Date, the obligation of BABC to cause to be issued any Letter of Credit on the Effective Date and the obligation of the Banks to participate in Letters of Credit issued on the Effective Date, are subject to the further conditions precedent that:

          (a) Each of the Related Documents shall be in form and substance satisfactory to BABC.

          (b) Borrower shall have established, and shall have caused each of its Subsidiaries to establish, with the Agent such collection accounts as shall be satisfactory to the Agent for the purpose of monitoring and managing the cash of Borrower and its Subsidiaries.

          (c) On the date of such Loan the following statements shall be true and correct:

              (i) No event has occurred and is continuing which constitutes a 1993 Amended Credit Agreement Default except the Permitted Exceptions;

              (ii) The Holdings Merger shall have become effective and, as a result thereof, all liabilities and indebtedness of Holdings Maryland, Holdings Delaware and

       Loehmann's to each other that existed prior to the Holdings Merger have been extinguished;

              (iii) All costs and accrued and unpaid fees and expenses (including legal fees and expenses) referred to in Sections 2.4 and 11.4 to the extent then due and payable shall have been paid;

              (iv) The dollar amount required to fund the Redemption does not exceed $160,000,000 in the aggregate, consisting of not more than $82,600,000, $56,250,000 and $21,150,000 to fund each of the Discount
       Note Redemption, the 1993 Note Redemption and the Series A Preferred Stock Redemption, respectively; deposit of such amounts into trust accounts for the exclusive benefit of the holders of the Discount Notes and the 1993 Notes will defease the obligations of the Borrower contained in Article Eight and Sections 1007 through 1018 of the Discount Notes Indenture and the obligations of the Borrower contained in Article Eight, Sections 1007 through 1018 and Clauses (a) through (c) and (j) through
       (m) of Section 501 of the 1993 Notes Indenture, and such amounts have been deposited into such trust accounts for the exclusive benefit of the holders of the Discount Notes and the 1993 Notes; and the Series A Preferred Stock Redemption will render the shares of Series A Preferred Stock to be no longer outstanding;

              (v) all Liens for the benefit of the holders of the Discount Notes and the 1993 Notes (other than the security interest in the trust funds created for purposes of defeasing the Discount Notes and the 1993 Notes) have been terminated;

              (vi) The 1993 Amended Credit Agreement and all Loan Documents and Related Documents (as such terms are defined in the 1993 Amended Credit Agreement) shall not have been terminated and shall be in full force and effect;

              (vii) All necessary governmental and third party approvals in connection with the financing provided hereunder, the Maryland Merger, the Holdings Merger, the Offering and the Redemption have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of such financing, Holdings Merger, Offering and Redemption;

              (viii) No judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the consummation of the Maryland Merger, the Holdings Merger, the Offering, the Redemption or the other transactions contemplated hereby exists;

              (ix) Since February 3, 1996, there has not occurred any Material Adverse Change, any development likely to have a Material Adverse Effect, on the ability of Borrower, Holdings or any of their respective Subsidiaries to perform their respective obligations, under the Loan Documents or the Related Documents; there has not occurred any default or an event which with the passage of time or the giving of notice would constitute a default under any existing debt instrument of either of Borrower or Holdings; there has been no commencement of or development in litigation and there is no claim, action, suit, investigation or proceeding (including shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which has any reasonable likelihood of having a Material Adverse Effect;

              (x) The Offering shall have become effective; pursuant to the Offering, Borrower shall have sold $100 million aggregate principal amount of the Senior Notes for a net consideration consisting of cash in an amount of not less than $95 million and shall have sold the New Common Stock for a net consideration consisting of cash in an amount of not less than $40 million; and all of such cash proceeds shall have been applied to fund in part the Redemption; and

              (xi) After giving effect to the transactions to be effected on the Effective Date, including the Offering and the Redemption, the making of the initial Loans and Letters of Credit hereunder and the payment or accrual of all fees and expenses related to the foregoing, Borrower shall have Availability hereunder of at least $10 million.

          (d) Since February 3, 1996, there has occurred no material adverse change in, and no development likely to have a material adverse effect on, the markets for loan syndications generally or in capital markets generally or otherwise, which would materially impair the syndication of or sale of interests in the Loans by BABC.

          (e) Since February 3, 1996, (i) there has occurred no material adverse change or development likely to have a material adverse effect on the rights and remedies of BABC or on the ability of Borrower to perform its obligations to BABC, as determined by BABC, and (ii) BABC has not become aware of any information or analysis which results in a material change in BABC's understanding of Borrower and its Subsidiaries taken as a whole, or the proposed transactions.

          (f) BABC remains satisfied that the values of the assets, amount of anticipated cash flow of Borrower, working capital requirements and total liabilities including contingent liabilities, are not different in any material and adverse respect from those determined by BABC from a review of the unaudited financial statements of Holdings and its Consolidated Subsidiaries as at February 3, 1996, heretofore furnished to BABC, including contingent liabilities in respect of environmental matters and ERISA and benefit plans.

          (g) BABC shall be satisfied with the procedures and arrangements for defeasing the covenants in respect of the Discount Notes and the 1993 Notes and that such covenants will be defeased in accordance with Section 402 of the Discount Notes Indenture and Section 1203 of the 1993 Notes Indenture, respectively, and will be redeemed in accordance with Article IX of the Discount Notes Indenture and Article IX of the 1993 Notes Indenture, respectively, on or before June 25, 1996.

          (h) BABC shall be satisfied that all of the operations of Borrower and its Subsidiaries comply in all material respects with all applicable trade regulation, environmental, health and safety rules and regulations.

          (i) BABC's review of and satisfaction with the final structure for and the terms and conditions of, the documentation and the consummation of, and all other matters relating to, the Maryland Merger, the Holdings Merger, the Offering, the Redemption and the transactions to be effected in connection therewith, including the aggregate principal amount of and terms and provisions in respect of the Senior Notes, including the amortization, nature of covenants, events of default, absence of security, and limitations on acceleration and remedies, relating thereto, and any other financing obligations (absolute or contingent) to be continued, incurred or guaranteed by Borrower and other intercreditor arrangements, and the aggregate amount and timing of transaction fees payable by or on behalf of Borrower.

          (j) All other documentation entered into in connection with the Maryl and Merger, the Holdings Merger, the Offering, the Redemption and the transactions to be effected in connection therewith shall be in form and substance reasonably satisfactory to BABC and all conditions precedent thereunder shall have been satisfied (except to the extent such conditions have been waived with the prior consent of the Majority Banks).

          (k) all Schedules referred to in this Agreement shall be delivered to the Agent prior to the Effective Date, and such Schedules shall be in all respects in form and substance satisfactory to the Agent.

          (l) the form of all Exhibits referred to in this Agreement shall be mutually agreed upon by Agent and Borrower prior to the Effective Date.

     3.3. Conditions Precedent to Each Borrowing. The obligation of each Bank to
          --------------------------------------
make any Loan (including BABC's initial Loan on the

Effective Date) shall be subject to the further conditions precedent that:

          (a) The following statements shall be true and correct on the date of such Loan, before and after giving effect thereto and to the application of the proceeds from the Loans being made on such date:

              (i) The representations and warranties contained in Article IV and in each of the Collateral Documents are true and correct in all material respects on and as of such date as though made on and as of such date;

              (ii) No event has occurred and is continuing, or would result from the Loans being made on such date, which constitutes a Default or an Event of Default; and

              (iii) The outstanding principal amount of the Revolving Credit Loans (including the proposed Loan), together with the aggregate amount of all outstanding Letters of Credit and unpaid Obligations does not exceed either (i) the aggregate Revolving Credit Loan Commitments, or
       (ii) the Borrowing Base.

          (b) Each request for a Revolving Credit Loan shall be deemed to be an affirmation that the statements in Section 3.3(a) hereof are true as of the date of such request. The Agent shall have received for the account of each Bank a certificate, signed by a Responsible Officer of Borrower, dated the date of such Loan, stating that the conditions specified in Section 3.3(a) above have been met.

          (c) BABC shall have received a Notice of Borrowing in accordance with
Section 2.3 hereof;

          (d) The Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request upon reasonable notice.

     3.4. Conditions Precedent to the Issuance of the Letters of Credit. The
          -------------------------------------------------------------
obligation of BABC to issue any Letters of Credit shall be subject to the fulfillment (to the satisfaction of BABC) of the following conditions precedent:

          (a) BABC shall have received a Letter of Credit Request in accordance with Section 2.2 hereof;

          (b) The following statements shall be true and correct on the date such Letter of Credit is issued, before and after the issuance of such Letter of
Credit:

              (i) The representations and warranties contained in Article IV and in each of the Collateral

       Documents are true and correct in all material respects on and as of such date as though made on and as of such date; and

              (ii) No event has occurred and is continuing, or would result from the Letters of Credit being issued on such date, which constitutes a Default or an Event of Default; and

              (iii) The amount of such Letter of Credit, together with the outstanding principal amount of the Revolving Credit Loans and the aggregate amount of all other outstanding Letters of Credit and unpaid Obligations, does not exceed either (i) the aggregate Revolving Credit Loan Commitments, or (ii) the Borrowing Base.

          (c) Each request for a Letter of Credit shall be deemed to be an affirmation that the statements in Section 3.4(b) are true and correct as of the date of such request. The Agent shall have received for the account of BABC a certificate, signed by a Responsible Officer of Borrower, dated the date of the issuance of such Letter of Credit, stating that the conditions specified in
Section 3.4(b) above have been met.

          (d) The Agent shall have received such other approvals, opinions or documents as BABC through the Agent may reasonably request upon reasonable notice.

          (e) All legal matters incident to such Letter of Credit shall be satisfactory to counsel to BABC.

          (f) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                      To induce the Banks and the Agent to enter into this Agreement and the Banks to make the Loans, Borrower represents and warrants to the Banks and the Agent as follows:

     4.1. Corporate Existence; Compliance with Law. Each Loan Party (i) is a
          ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the failure so to qualify could have a Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now or currently proposed to be conducted; (iv) has all necessary licenses, permits, consents and approvals from or by, has made all necessary filings with, and has given all necessary notices to, all Governmental Authorities having jurisdiction to the extent required for such ownership, operation and conduct, except where the absence of the foregoing in this clause (iv) does not, in the aggregate, have a Material Adverse Effect; (v) is in compliance with its certificate of incorporation and bylaws; and (vi) is in compliance with all applicable Requirements of Law except such non-compliance as would not, in the aggregate, have a Material Adverse Effect.

     4.2. Corporate Power; Authorization. The execution, delivery and
          ------------------------------
performance by each Loan Party of the Loan Documents and the Related Documents, if any, to which it is a party, the incurrance of the Obligations and the granting to the Agent of Liens upon and security interests in the Collateral, and the consummation of the Maryland Merger, the Holdings Merger, the Offering, the Redemption and the transactions to be effected on the Effective Date:

          (a) are within such Loan Party's respective corporate powers;

          (b) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

          (c) do not:

              (i) contravene any Loan Party's charter or bylaws;

              (ii) violate any Requirement of Law (including Regulation G, T, U or X of the Federal Reserve Board);

              (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation binding on or affecting any Loan Party, except for the Permitted Exceptions and such other conflicts, breaches and defaults which could not, in the aggregate, have a Material Adverse Effect;

              (iv) result in the creation or imposition of any Lien upon any of the property of any Loan Party, other than those in favor of the Agent for the ratable benefit of the Agent and the Banks and, prior to the completion of the 1993

       Note Redemption and the Discount Note Redemption, with respect to certain assets of Borrower for the ratable benefit of the holders of the 1993 Notes and the Discount Notes pursuant to subsection 1203(a) of the 1993 Notes Indenture and subsection 404(1) of the Discount Notes Indenture; or

              (v) other than the consents referred to in Section 7.19, require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or other Person other than those which have been obtained or which are not yet required to be obtained or with respect to which extensions have been granted and, with respect to those required to be obtained as of the Effective Date, copies of which or the extensions granted with respect thereto have been delivered pursuant to Section 3.1 to the Agent, each of which is in full force and effect and none of which imposes materially adverse conditions upon the Maryland Merger, the Holdings Merger, the Offering, the Redemption or the transactions to be effected on the Effective Date.

     4.3. Enforceable Obligations. This Agreement has been duly executed and
          -----------------------
delivered by Borrower. On and after the Effective Date, this Agreement is, and the other Loan Documents to which any Loan Party is or will be a party when delivered hereunder will be, legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

     4.4. Taxes.
          -----

          (a) All federal, state and local tax returns, reports and statements required to be filed by any Loan Party (and each Affiliate with which either of Holdings or Borrower files or have filed consolidated, combined or unitary returns) have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for non-payment thereof, except where contested in good faith, by appropriate proceedings, if adequate reserves therefor have been established on the books of such Loan Party (and each Affiliate with which either of Holdings or Borrower files or has filed consolidated, combined, or unitary returns) in accordance with GAAP and where such non-payment in the aggregate would not have a Material Adverse Effect. Each Loan Party has complied with all applicable laws, rules and regulations relating to the withholding and payment of taxes and has timely withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over for all prior periods and current periods to the extent due under all applicable laws except where such nonpayment in the aggregate would not have a Material Adverse Effect. No issue has been raised in any such examination of Holdings' or Borrower's federal income tax returns that, by application of similar principles, reasonably may be expected to result in assertion of a material deficiency for any other taxable year not so examined that has not been accrued on Borrower's audited financial statements for its Fiscal Year ended February 3, 1996, that would be required to be so accrued in accordance with GAAP.

          (b) No property owned by any Loan Party is property which such Loan Party is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. No Loan Party has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of subsection (f) assets (as such term is defined in Section 341(f)(4) of the Code) owned by any Loan Party. Except as listed on Schedule 4.4 hereto, no Loan Party has agreed to or, is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by such Loan Party and no Loan Party has any knowledge that the IRS has proposed any such adjustment or change in accounting method.

     4.5. Full Disclosure; Offering Documents. On the Effective Date and as of
          -----------------------------------
the date furnished, the representations and warranties of each Loan Party in the Loan Documents, and all certificates, documents and other information furnished by or on behalf of any Loan Party to the Agent, its counsel or any Bank relating to the financial condition, operations, business, properties or prospects of Borrower or any of its respective Subsidiaries, are true and correct in all material respects, and no such representations, warranties, certificates, documents or other information contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. On the date of this Agreement and as of the date furnished, all assumptions made in connection with the projected financial statements, forecasts or projections furnished to the Agent or any Bank are reasonable under the circumstances and all such projected financial statements, forecasts or projections are reasonably based on such information and assumptions and on management's reasonable estimates as to the future performance of Borrower and its Subsidiaries. On the Effective Date, the Related Documents comply in all material respects with all applicable Requirements of Law (including the Exchange Act) and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. There is no fact known to Borrower which it has not disclosed to the Banks which would be reasonably likely to have a Material Adverse Effect.

     4.6. Financial Matters.
          -----------------

          (a) The consolidated balance sheets of Holdings and its Consolidated Subsidiaries, as at January 28, 1995, April 30, 1995, July 31, 1995, October 31, 1995 and February 3, 1996, and the related statements of income, retained earnings and changes in the financial position for the fiscal year or fiscal quarter (as the case may be) then ended, certified (in the case of the January 28, 1995 and February 3, 1996 balance sheets and related statements) by Ernst & Young LLP, copies of which have been furnished to each Bank, fairly present the consolidated financial condition of Holdings and its Consolidated Subsidiaries as at such dates and the consolidated results of the operations of Holdings, Borrower and their Consolidated Subsidiaries for the periods ended on such dates. The financial statements referred to in the preceding sentence are in accordance with GAAP consistently applied.

          (b) Since February 3, 1996, there has been no Material Adverse Change or Effect and no development likely to have a Material Adverse Effect.

          (c) Neither of Holdings or Borrower nor any of their Subsidiaries had at February 3, 1996, any unrealized or anticipated loss, liability or obligation (whether contingent, matured or otherwise), including liabilities for taxes or Environmental Liabilities or Costs, loss contingency (as that term is defined in Statement of Financial Accounting Standard No. 5), long-term lease or unusual forward or long-term commitment which is not reflected in the audited balance sheets referred to in subsection (a) above or in the notes thereto and which would have a Material Adverse Effect.

          (d) The Discount Notes, the 1993 Notes and the Series A Preferred Stock have been redeemed in full pursuant to the Redemption, or adequate provision for such redemption satisfactory to BABC has been made; and all Liens securing the 1993 Notes have been released or provision for release of such Liens satisfactory to BABC has been made.

     4.7. Litigation. On the Effective Date, except as set forth on Schedule 4.7
          ----------
hereto, there are no pending or threatened actions or proceedings affecting any Loan Party or any of their respective Subsidiaries before any court, governmental agency or arbitrator in which there is a reasonable possibility of an adverse determination that would have a Material Adverse Effect. Neither the consummation of the Maryland Merger, the Holdings Merger, the Offering, the Redemption and the transactions to be effected on the Effective Date nor the performance by any Loan Party of any of the Loan Documents or Related Documents to which it is a party is restrained or enjoined (either temporarily, preliminarily or permanently) and no material adverse conditions have been imposed upon any of the foregoing transactions.

     4.8. Capitalization of Borrower; Ownership of Subsidiaries; No Other
          ---------------------------------------------------------------
Ventures.
--------

          (a) On the Effective Date, the authorized capital stock of the Borrower consists of 25,000,000 shares of Common Stock, par value $.01 per share, 469,237 shares of Class B Common Stock, par value $.01 per share, and 41,500,000 shares of preferred stock, par value $.01 per share, of which 8,297,420 shares, 469,237 shares and 37,405,739 shares, respectively, are issued and outstanding and owned of record as set forth on Schedule 4.8 hereto. Except as set forth on Schedule 4.8 hereto, no authorized but unissued and no treasury shares of capital stock of Borrower are subject to any option, warrant, right of conversion or purchase or any similar right.

          (b) Set forth on Schedule 4.8 hereto is a complete and accurate list of all Subsidiaries of Borrower, showing as of the Effective Date (as to each such Subsidiary,) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, the number outstanding, the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Person and the identity of the holders of each such outstanding class of capital stock. None of the shares listed on Schedule 4.8 hereto is covered by any outstanding option, warrant, right of conversion or purchase or any similar right, except as set forth on Schedule 4.8 hereto. All of the outstanding capital stock of all such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by Borrower (except as otherwise set forth on Schedule 4.8 hereto), free and clear of all Liens. Neither Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the pledge, transfer or hypothecation (or realization of the security intended thereby) of any shares of any such Subsidiary's capital stock other than the Loan Documents. Except as set forth on Schedule 4.8 hereto, Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries.

          (c) Except as set forth on Schedule 4.8 hereto, no Loan Party is engaged in any joint venture or partnership with any other Person.

          (d) Prior to the Maryland Merger, Holdings Maryland conducted no business, had no material assets and had no material liabilities.

          (e) The Maryland Merger and the Holdings Merger have each become effective in compliance with all applicable Requirements of Law.

          (f) At all times since February 3, 1996, Ware Lo conducted no business, had no material assets and had no material liabilities.

     4.9. ERISA. Each Plan is listed on Schedule 4.9 hereto. Each Plan, other
          -----
than a Multiemployer Plan, is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable federal or state law and rules and regulations promulgated thereunder. With respect to each Plan (other than a Multiemployer Plan), all reports required under ERISA or any other applicable law or regulation to be filed with the relevant Governmental Authority, the failure of which to file could reasonably result in liability of Borrower or any member of its Controlled Group, in excess of $500,000 have been duly filed and all such reports are true and correct in all material respects as of the date given. No Plan has been terminated (other than any Plan as to which all liabilities have been fully paid or provided for solely from such terminated Plan's assets without the requirement of any further contributions by Borrower or any member of its Controlled Group after the original date of the notice of intent to terminate given to either the Plan's participants or the PBGC) nor has any accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) been incurred (without regard to any waiver granted under
Section 412 of the Code or Section 302 of ERISA) nor has any funding waiver from the IRS been received or requested. Neither Borrower nor Holdings nor any member of their Controlled Group has failed to make any contribution or pay any amount due and owing to any Plan as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. Except as disclosed on Schedule 4.9 hereto, there has been no ERISA Event or any event requiring disclosure under
Section 4041(c)(3)(C), 4063(a) or 4043(c) of ERISA, and the applicable regulations promulgated thereunder, with respect to any Plan, other than a Multiemployer Plan as to which neither Borrower nor any member of its Controlled Group could have any material liability. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan (other than a Multiemployer Plan) does not exceed the value of the assets of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date by more than $2,500,000. If the Borrower and each member of its Controlled Group were to effect a complete withdrawal from each Multiemployer Plan on the Effective Date, the aggregate withdrawal liability would not exceed $500,000. There are no pending or, to the knowledge of Borrower, threatened material claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against and neither Borrower nor any of its Subsidiaries has knowledge of any threatened material litigation or claims against (i) the assets of any Plan or its related trust or, to the knowledge of the Borrower, against any fiduciary of any Plan with respect to the operation of such Plan or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) of ERISA or, to the knowledge of the Borrower, against any fiduciary thereof with respect to the operation of any such plan. Neither Borrower nor any of its Subsidiaries has engaged in any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, which would be reasonably likely to result in material liability to such Person. Neither Borrower nor any member of its Controlled Group (i) has incurred or reasonably expects to incur (a) any material liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC) or (b) except as disclosed on Schedule 4.9 hereto, any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (c) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, or (ii) except as disclosed on Schedule 4.9 hereto, has withdrawn from any Multiemployer Plan. Except as listed on Schedule 4.9 hereto, neither Borrower nor Holdings nor any member of their Controlled Group nor any organization to which any of them is a successor or parent corporation within the meaning of ERISA Section 4069(b) has engaged in a transaction within the meaning of ERISA Section 4069. Except as described on Schedule 4.9 hereto, neither Borrower, nor Holdings nor any of their Subsidiaries maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and except as may be provided at the expense of the participant or the beneficiary of the participant. Borrower, Holdings and each member of their Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

     4.10. Liens. There are no Liens of any nature whatsoever on any properties
           -----
of Borrower or any of its Subsidiaries other than those permitted by Section
8.1. Except as disclosed on Schedule 8.1(i), the Liens granted by each Loan Party to the Agent for the benefit of the Agent and the Banks pursuant to any Loan Document to which it is a party are perfected first priority Liens in and to the Collateral described therein.

     4.11. Related Documents. None of the Related Documents has been amended or
           -----------------
modified in any respect and no provision therein has been waived and each of the representations and warranties therein of any Loan Party and, to the best knowledge of Borrower and Holdings, each other party thereto are true and correct in all material respects.

     4.12. No Burdensome Restrictions; No Defaults.
           ---------------------------------------

          (a) No Loan Party is (i) a party to any lease, contract, indenture (other than the Senior Note Indenture), loan or credit agreement or other agreement or instrument the performance of which by such Loan Party could have a Material Adverse Effect or which (except, prior to the completion of the 1993 Note Redemption and the Discount Note Redemption, the 1993 Notes Indenture and the Discount Notes Indenture, respectively), either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of such Loan Party or
(ii) subject to any charter or corporate restriction which could have a Material Adverse Effect.

          (b) No Loan Party is in violation of any provision of any Requirement of Law except where such violations would not, in the aggregate, result in a Material Adverse Effect.

          (c) Except for the Permitted Exceptions, no Loan Party or, to the best of Borrower's knowledge, any other party is in default under or with respect to any lease, contract, indenture, loan or credit agreement, or any other agreement or instrument to which any Loan Party is a party and which is material to the business, prospects, operations or financial condition of Borrower and its Subsidiaries considered as one enterprise.

          (d) No Default or Event of Default has occurred and is continuing.

     4.13. Investment Company Act. Borrower is not an "investment company" or
           ----------------------
(except with respect to Sefinco, Ltd., Donaldson, Lufkin & Jenrette, Inc., Desai Capital Management, Incorporated and Putnam Funds and any of their Affiliates other than Borrower and its Subsidiaries) an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Banks, the application of the proceeds and repayment thereof by Borrower and Holdings and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Commission thereunder. Borrower has not engaged in any transaction or series of transactions with any of the affiliated investment companies referred to above or any of their Affiliates other than Borrower and its Subsidiaries which violates or will violate the Investment Company Act of 1940, as amended, including, without limitation, the execution, delivery and performance of this Agreement and the Loan Documents and the consummation of the transactions contemplated thereby.

     4.14. Margin Regulations. Neither Borrower nor Holdings nor any of their
           ------------------
Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of any Loan will be used to purchase or carry any Margin Stock.

     4.15. Use of Proceeds.
           ---------------

          (a) [Intentionally omitted.]

          (b) The proceeds of the Revolving Credit Loans shall be used by Borrower solely for the purpose of (i) financing its working capital requirements, (ii) paying Obligations, (iii) providing for general corporate purposes and (iv) financing, in part, the Redemption.

          (c) The Letters of Credit shall be requested by Borrower only for general corporate purposes of Borrower.

     4.16. Title and Condition of Assets; Inventory.
           ----------------------------------------

          (a) Borrower and each of its Subsidiaries have title to all of the assets and property interests material to the conduct of their business and purported to be owned by them, including those reflected in the balance sheets referred to in Section 4.6, except for such property as has been disposed of in the ordinary course of business, or pursuant to the terms of this Agreement, or with the consent of the Majority Banks, since the respective dates of such balance sheets. There has been no casualty, condemnation or threat of condemnation or adverse claim affecting Borrower's or its Subsidiaries' title to or use of such assets or property interests which is not adequately covered by insurance. All real property owned by Borrower and its Consolidated Subsidiaries has an aggregate fair market value of less than $2,000,000.

          (b) all of the Inventory owned by Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of its business, and (except for de minimis amounts of Inventory in accordance with past practices of Borrower) is and will be fit for such purposes. Borrower will keep its Inventory in good and marketable condition, at its own expense, except for de minimis amounts of Inventory in accordance with past practices of Borrower. It will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. It will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. Borrower will maintain a perpetual inventory reporting system at all times. It will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

     4.17. Insurance. All policies of insurance in effect of any kind or nature
           ---------
owned by or issued to Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of Borrower and its Subsidiaries.

     4.18. Labor Matters. There are no strikes or other labor disputes or
           -------------
grievances pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which could have a Material Adverse Effect. There are no unfair labor practice charges or grievances pending or in process or, to the knowledge of Borrower, threatened by or on behalf of any employee or group of employees of Borrower or its Subsidiaries which could have a Material Adverse Effect. All payments due from Borrower or its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on either of their books.

     4.19. Certain Debt. Schedule 4.19 hereto specifies all Indebtedness of
           ------------
Borrower and its Subsidiaries which is (a) for borrowed money, or (b) not incurred in the ordinary course of the business of such Person in a manner and to the extent consistent with past practice, or (c) material to the financial condition, properties, business, operations or prospects of Borrower or any of its Subsidiaries (or will be material to the financial condition, properties, business, operations or prospects of Borrower or any of its Subsidiaries).

     4.20. Leases. All real property leased by Borrower or any of its
           ------
Subsidiaries is listed on Schedule 4.20 hereto (individually a "Lease" and collectively the "Leases"). Borrower has delivered to the Agent a true and correct copy of the Leases that are marked on Schedule 4.20 hereto to indicate they were so delivered and have granted the Agent access to all other Leases. Each Lease is valid and enforceable against the other parties thereto in accordance with its terms and is in full force and effect, except for such invalidity or unenforceability as would not, in the aggregate, have a Material Adverse Effect. Neither Borrower nor any Subsidiary nor, to the best of Borrower's knowledge, any other party to any Lease is in default of its obligations thereunder or has delivered or received any notice of default under any Lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults or events identified on Schedule 4.20 or defaults which would not in the aggregate have a Material Adverse Effect.

     4.21. Solvency. Borrower is Solvent and will be Solvent after giving effect
           --------
to the Maryland Merger, the Holdings Merger, the Offering, the Redemption and the other transactions contemplated by this Agreement and the Related Documents, including the payment of related fees and expenses.

     4.22. Intellectual Property. Borrower and/or its Subsidiaries own, are
           ---------------------
licensed to use, or otherwise have the right to use all Intellectual Property that is necessary for the operation of Borrower's business, without infringement of or conflict with the rights of any other Person. Such Intellectual Property, together with the name of the owner of, the date and jurisdiction of registration of and the registration number of such Intellectual Property is accurately and as to rights granted under federal law completely listed on Schedule 4.22 hereto. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any of its Subsidiaries which is material to its business infringes upon or conflicts with any rights owned by any other Person; no claim or litigation regarding any of the foregoing is pending or threatened which has any reasonable likelihood of having a Material Adverse Effect; no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Borrower, proposed which, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

     4.23. Environmental Matters. Except as disclosed on Schedule 4.23 hereto:
           ---------------------

          (a) The operations of Borrower and its Subsidiaries comply in all material respects with all applicable requirements of Law concerning environmental health and safety matters;

          (b) Borrower and its Subsidiaries have obtained all environmental, health and safety Permits necessary for their operations, and all such Permits are in good standing and Borrower and its Subsidiaries are in compliance with all terms and conditions of such Permits;

          (c) Neither Borrower nor any of its Subsidiaries nor any of their respective present or past property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person or is subject to any judicial or administrative proceeding respecting (i) environmental, health or safety Requirements of Law, (ii) Remedial Action or
(iii) Environmental Liabilities and Costs, arising from a Release or threatened Release, which has any reasonable likelihood of having a Material Adverse Effect;

          (d) Neither Borrower nor any of its Subsidiaries has been notified that any of its present or past operations is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed at any facility of Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect;

          (e) Neither Borrower, Holdings, nor any of their Subsidiaries has engaged in the past or present treatment, storage or disposal (on properties owned, leased or operated by such Person or elsewhere) of a hazardous waste, as said terms are defined under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, or any state equivalent;

          (f) Neither Borrower, Holdings, nor any of their Subsidiaries has filed any notice under any applicable Requirement of Law reporting a Release, which has any reasonable likelihood of having a Material Adverse Effect;

          (g) There is not now on or in the property owned, leased or operated by Borrower, Holdings, or any of their Subsidiaries:

              (i) any underground storage tanks or surface impediments,

              (ii) any asbestos-containing material, or

              (iii) any polychlorinated biphenyls (PCB's) used in electrical or other equipment;

which has any reasonable likelihood of having a Material Adverse Effect.

          (h) There have been no communications or agreements involving Borrower, Holdings, or any of their Subsidiaries from or with any Governmental Authority relating to any Environmental Liabilities and Costs that have, or can reasonably be expected to have, a Material Adverse Effect;

          (i) Neither Borrower, Holdings, nor any of their Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release which has any reasonable likelihood of having a Material Adverse Effect;

          (j) Neither Borrower, Holdings, nor any of their Subsidiaries has knowledge of any material contingent liability in connection with any Release or threatened Release; and

          (k) No Environmental Lien has attached to any property of Borrower, Holdings, or any of their Subsidiaries which has any reasonable likelihood of having a Material Adverse Effect.

     4.24. Certain Obligations. Upon deposit of the trust funds into the trusts
           -------------------
for redemption under the Discount Notes Indenture and the 1993 Notes Indenture, the obligations of Borrower under the Discount Notes, the Discount Notes Indenture, the 1993 Notes and the 1993 Notes Indenture will cease to be outstanding Indebtedness of Borrower for financial accounting purposes, and the deposit of such funds into such trusts will be considered an extinguishment of such Indebtedness for financial accounting purposes.

     4.25. Note Covenant Defeasance.
           ------------------------

          (a) All conditions set forth in Section 1203 of the 1993 Notes Indenture have been satisfied in full and, as a result thereof, the "covenant defeasance" (as defined in the 1993 Notes Indenture) has occurred; and

          (b) all conditions set forth in Section 404 of the Discount Notes Indenture have been satisfied in full and, as a result thereof, the "covenant defeasance" (as defined in Section 403 of the Discount Notes Indenture) has occurred.


                                    ARTICLE V

                               REPORTING COVENANTS

          As long as any Obligations shall remain unpaid or any Bank shall have any Commitment, Borrower shall, unless the Majority Banks shall otherwise consent in writing:

     5.1. Financial Statements. Furnish, or cause to be furnished, to the Banks:
          --------------------

                      (a)       as soon as available, and in any event within
30 days after the end of each fiscal month, the results of any physical count of Borrower's Inventory conducted during such fiscal month (provided, however, that
                                                         -----------------
at least two such counts will be conducted in each Fiscal Year), a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such fiscal month, together with a comparison of such balance sheet with the consolidated balance sheet as of the end of the same fiscal month in the immediately preceding Fiscal Year and with management's projected financial information as of the end of such fiscal month, and related consolidated statements of income and cash flow for such fiscal month and the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal month, together with a comparison of such income and cash flow statements with income and cash flow statements as of the end of the same fiscal month and period in the previous Fiscal Year and with management's projected financial information for such fiscal month and period, and together with a schedule detailing all amounts treated as an expense for depreciation for such fiscal month, all amounts treated as an expense for the amortization of transaction costs or intangibles of any kind for such fiscal month and the Capital Expenditures of Borrower and its Consolidated Subsidiaries for such fiscal month, in each case certified by the chief financial or accounting officer of Borrower and in form acceptable to the Majority Banks, and accompanied by a certificate of a Responsible Officer of Borrower stating that no Default or Event of Default has occurred and is continuing or if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto;

          (b) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries, each as of the end of such Fiscal Quarter, together with a comparison of such balance sheet with a consolidated balance sheet as of the end of the same Fiscal Quarter in the immediately preceding Fiscal Year and with management's projected financial information as of the end of such Fiscal Quarter, and the related statements of income and cash flow for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with such Fiscal Quarter, together with a comparison of such statements with statements as of the end of the same Fiscal Quarter and period in the immediately preceding Fiscal Year and with management's projected financial information for such Fiscal Quarter and period, and financial information on a store by store basis showing actual sales, gross margins and operating income compared to management's projections for such Fiscal Quarter and the comparable financial information as of the end of the Fiscal Quarter in the immediately preceding Fiscal Year, certified by the chief financial or accounting officer of Borrower and in form acceptable to the Majority Banks, together with (i) a certificate of a Responsible Officer of Borrower and Borrower stating that no Default or Event of Default has occurred and is continuing or Default or if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto, and (ii) a schedule certified by such officer of Borrower in form satisfactory to the Agent of computations used by such officer in determining compliance with the covenants contained in Article VI and VIII and reconciling computations with such financial statements;

          (c) as soon as available, and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries, as of the end of such Fiscal Year, certified by Ernst & Young LLP or other independent public accountants acceptable to the Majority Banks, together with (A) a certificate of such accounting firm stating that in the course of the regular audit of the business of Borrower and its Consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that a Default or Event of Default has occurred and is continuing or if, in the opinion of such accounting firm, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, (B) a comparison of such balance sheet with the consolidated balance sheet for the previous Fiscal Year and with management's projected financial information for such Fiscal Year, (C) the related statements of income and cash flow for such year, together with a comparison of such events with financial statements for the previous Fiscal Year and with management's projected financial information for such Fiscal Year, (D) a schedule certified by the chief financial or accounting officer of Borrower in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Articles VI and VIII and reconciling such computations with such financial statements, (E) a written discussion and analysis by the management of Borrower of the financial statements furnished in respect of such Fiscal Year and (F) financial information on a store by store basis showing actual sales, gross margins and operating income and detailing capitalized expenses and their start-up costs with respect to any stores opened during such Fiscal Year;

          (d) as soon as available, and in any event at least 90 days prior to the end of each Fiscal Year, annual financial projections (including a forecasted income statement, cash flow statement and a consolidated balance sheet of Borrower and its Consolidated Subsidiaries) for the next Fiscal Year and annual financial projections, including consolidated balance sheets and statements of income and cash flow (by fiscal month) for the next Fiscal Year, in each case in form satisfactory to the Agent;

          (e) promptly after the same are received by Borrower, any management letters provided to such Person by its independent certified public accountants;

          (f) within 30 days after the end of each fiscal month, a report of Borrower's and its Consolidated Subsidiaries' accounts payable aging, in form satisfactory to Agent;

          (g) within 30 days after the end of each fiscal month, a report, in form satisfactory to Agent, breaking down Inventory by department and category;

          (h) within 30 days after the end of each Fiscal Quarter, a report, in form satisfactory to Agent, (i) of operating profit by store location for such Fiscal Quarter, and (ii) of Inventory by store location showing the amount of Inventory as of the close of business at the end of such Fiscal Quarter; and

          (i) within four Business Days after the Saturday of each week, a Borrowing Base Certificate in form satisfactory to Agent, and containing (i) a roll forward in detail Borrower's ledger of Inventory stock for such week, and
(ii) a list of open buys for such week.

     5.2. Reporting Requirements. Furnish to the Banks:
          ----------------------

          (a) as soon as possible, and in any event (A) within 30 days after Borrower or any member of its Controlled Group knows or should know that any ERISA Event described in clause (i) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan has occurred, and (B) within ten days after Borrower or any member of its Controlled Group knows or should know that any other ERISA Event with respect to any Plan has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan has been made, a statement of the chief financial officer of Borrower describing such ERISA Event and the action, if any, which Borrower or such member of its Controlled Group proposes to take with respect thereto, together with a copy of the notice of such ERISA Event or other event, if required by the applicable regulations under ERISA, given to the PBGC;

          (b) promptly, and in any event within ten Business Days after receipt thereof, by Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by such Person or any such member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

          (c) promptly, and in any event within 30 days after requested by the Banks, copies of the filings, by Borrower or any member of its Controlled Group with the United States Department of Labor ("DOL"), the IRS or the PBGC, copies of each annual and other report, including Schedule B thereto with respect to each Plan;

          (d) promptly, and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion that Borrower or any member of its Controlled Group receives from the PBGC, the DOL or the IRS with respect to any Plan;

          (e) promptly, and in any event within 15 Business Days after receipt thereof, a copy of any correspondence that Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability of Borrower or any member of its Controlled Group pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which Borrower or such member of its Controlled Group proposes to take with respect thereto;

          (f) notification within 30 days of any material increase in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plan, or the commencement of contributions to any Plan to which Borrower or any member of their Controlled Group was not previously contributing within 30 days;

          (g) notification within ten Business Days after Borrower or any member of its Controlled Group knows or should know that Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice;

          (h) promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined are not reasonably expected to have a Material Adverse Effect;

          (i) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court governmental department, commission, board, bureau, agency instrumentality, domestic or foreign, affecting Borrower or any of its Subsidiaries except those which, if adversely determined, could not have a Material Adverse Effect;

          (j) promptly, and in any event within three Business Days after Borrower becomes aware of the existence of any Default or Event of Default, (ii) any breach or nonperformance of, or any default under, any Related Document or any lease, contract, indenture, loan or credit agreement or any other agreement or instrument to which Borrower or any of its Subsidiaries is a party and which is material to the business, prospects, operations or the financial condition of Borrower and its Subsidiaries considered as one enterprise, or (iii) any Material Adverse Effect, any Material Adverse Change or any development or other information which has any reasonable likelihood of having a Material Adverse Effect, notice specifying the nature of such Default, Event of Default, development or information, including the anticipated effect thereof;

          (k) promptly after the sending or filing thereof, copies of all reports which Borrower sends to its security holders generally, and copies of all reports and registration statements which Borrower or any of its Subsidiaries files with the Commission or any national securities exchange;

          (l) upon the request of any Bank, copies of any federal, state and local tax return or report filed by Borrower, Holdings or any of their Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

          (m) promptly upon Borrower or any of its Subsidiaries learning thereof, written notification of any of the following which are material in amount:

              (i) receipt by Borrower or any of its Subsidiaries of written notice or a claim to the effect that such Person or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release;

              (ii) receipt by Borrower or any of its Subsidiaries of notice that any real or personal property of such Person or any of its Subsidiaries is subject to an Environmental Lien;

              (iii) receipt by Borrower or any of its Subsidiaries of written notice of violation of, or awareness by such Person or any of its Subsidiaries of a condition which might reasonably result in a written notice of violation of, any Requirement of Law involving environmental, health or safety matters;

              (iv) receipt by Borrower or any of its Subsidiaries of notice of the commencement or threat of any judicial or administrative proceeding alleging a violation of any Requirement of Law involving environmental, health or safety matters;

              (v) any new or proposed change to any existing environmental, health or safety Requirement of Law; or

              (vi) any proposed acquisition of stock, assets, or real estate, leasing of property or any other action by Borrower or any of its Subsidiaries that could reasonably be expected to subject such Person or any of its Subsidiaries to additional material Environmental Liabilities and Costs; and

          (n) such other information respecting the business, properties, condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries, as any Bank through the Agent may from time to time reasonably request.


                                   ARTICLE VI

                               FINANCIAL COVENANTS

                      As long as any Obligations shall remain unpaid or Bank shall have any Commitment, unless the Majority Banks shall otherwise consent in writing:

     6.1. Minimum EBDAIT. The Borrower will not permit EBDAIT of the Borrower
          --------------
and its Consolidated Subsidiaries during each period of four consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter set forth below to be less than the following amounts:

           Fiscal Quarter Ending on                            Amount
           ------------------------                            ------
April 30 and July 31,                                          $26,000,000
1996

October 31, 1996                                               $26,500,000

February 1, April 30,
July 31 and October 31,
1997                                                           $27,000,000

January 31, April 30,
July 31 and October 31,
1998                                                           $29,000,000

January 30, April 30,
July 31 and October 31,
1999                                                           $30,000,000

January 29, 2000 and
each Fiscal Quarter
thereafter                                                     $30,000,000

     6.2. Capital Expenditures. Borrower will not permit any Capital
          --------------------
Expenditures to be made during the Fiscal Years set forth below in excess of the amount set forth below for such Fiscal Year.


    Fiscal Year ending on                   Maximum Capital Expenditures
    ---------------------                   ----------------------------

       February 1, 1997                               $18,000,000

       January 31, 1998                               $15,000,000

       January 30, 1999                               $15,000,000,
                                            plus the lesser of (i) 50% of
                                            Cash Flow from Fiscal Year 1998
                                            and (ii) the unused portion of
                                            Capital Expenditures from
                                            Fiscal Year 1997

       January 29, 2000                               $16,000,000,
       and each Fiscal                      plus the lesser of (i) 50% of
       Year thereafter                      Cash Flow from Fiscal Year 1999
                                            and (ii) the unused portion of
                                            Capital Expenditures from
                                            Fiscal Years 1997 and 1998

; provided, however, that amounts set forth above for any Fiscal Year set forth
  -----------------
above and not used in such Fiscal Year may be carried forward into the next succeeding Fiscal Year but not into any Fiscal Year thereafter.

     6.3. Minimum Interest Coverage Ratio. Borrower and its Consolidated
          -------------------------------
Subsidiaries shall maintain, for each twelve-month period ending on the last day of each Fiscal Quarter set forth below, an Interest Coverage Ratio of not less than the following:


Fiscal Quarter Ending on                                 Ratio
------------------------                                 -----

April 30, 1996                                          1.6 to 1.0

July 31, 1996                                           1.7 to 1.0

October 31, 1996                                        1.8 to 1.0

February 1, April 30,
July 31 and October 31,
1997                                                    2.0 to 1.0

January 31, April 30,
July 31 and October 31,
1998                                                    2.1 to 1.0

January 30, April 30,
July 31 and October 31,
1999                                                    2.2 to 1.0

January 29, 2000 and
each Fiscal Quarter
thereafter                                             2.25 to 1.0


     6.4. Minimum Net Worth. Borrower and its Consolidated Subsidiaries shall
          -----------------
have a minimum Net Worth at the end of each Fiscal Quarter set forth below of not less than the amount set forth below for such date:

Fiscal Quarter Ending on                            Amount
------------------------                            ------

April 30, 1996                                    ($33,000,000)

July 31, 1996                                      ($1,000,000)

October 31, 1996 and
February 1, 1997                                     $3,000,000

April 30, 1997                                       $1,000,000

July 31, 1997                                        $1,500,000

October 31, 1997 and
January 31, 1998                                     $6,000,000

April 30, 1998                                       $5,000,000

July 31, 1998                                        $5,500,000

October 31, 1998                                     $7,500,000

January 30, 1999                                     $9,500,000

April 30, 1999                                       $8,500,000

July 31, 1999                                        $9,000,000

October 31, 1999                                    $11,000,000

January 29, 2000 and
each Fiscal Quarter
thereafter                                          $13,000,000

     6.5. [Intentionally Omitted.]
          ------------------------

     6.6. [Intentionally Omitted.]
          ------------------------


                                   ARTICLE VII

                  ADDITIONAL AFFIRMATIVE COVENANTS OF BORROWER

          As long as any Obligations shall remain unpaid or any Bank shall have any Commitment, Borrower shall, unless the Majority Banks shall otherwise consent in writing:

     7.1. Compliance with Laws, Etc.
          -------------------------

          (a) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law; and

          (b) Preserve and cause each of its Subsidiaries to preserve its ownership and exclusive right to use all of the Intellectual Property owned by or licensed to it, except where the failure to preserve such rights would be immaterial with respect to the business of such Person and its Subsidiaries.

     7.2. Conduct of Business.
          -------------------

          (a) Conduct, and cause each of its Subsidiaries to conduct, its business in a regular manner and reasonably consistent with past practice; and
(b) perform and observe, and cause each of its Subsidiaries to perform and observe, in all material respects, all the terms, covenants and conditions required to be performed and observed by it under (i) the Related Documents (other than the Employment Agreements), and (ii) except where the failure to perform or observe such terms, covenants and conditions would not have a Material Adverse Effect, all other Contractual Obligations (including paying all rent and other charges available under any Lease) and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such other Contractual Obligations.

     7.3. Solvency. Continue to be Solvent and ensure that it and its
          --------
Subsidiaries, on a consolidated basis, continue to be Solvent.

     7.4. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries
          ------------------------
to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Person or Subsidiary operates (including insurance covering property in which the Banks have a security interest, naming the Agent for the benefit of the Agent and the Banks as additional insured and loss payee pursuant to an endorsement substantially in the form of Exhibit P hereto) and as otherwise reasonably satisfactory to the Majority Banks which insurance shall name the Agent for the benefit of the Agent and the Banks as additional insured and loss payee.

     7.5. Application of Proceeds. Use the entire amount of the Loans as set
          -----------------------
forth in Section 4.15.

     7.6. Payment of Taxes, Etc. Pay and discharge, and cause each of its
          ---------------------
Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of such Person or such Subsidiary in accordance with GAAP and non-payment would not, in the aggregate, have a Material Adverse Effect.

     7.7. Preservation of Corporate Existence, Etc. Preserve and maintain, and
          ----------------------------------------
cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charges and statutory) and franchises, except where the failure to preserve and maintain the corporate existence, rights (charter or statutory) or franchise of any Subsidiary would not have a Material Adverse Effect.

     7.8. Access and Inspections. From time to time, permit the Agent and each
          ----------------------
of the Banks and any agents or representatives thereof to examine and make copies of and abstracts from the records, documents and books of account of, and visit and inspect the properties of such Person and any of its Subsidiaries (whether such inspection pertains to reasons of environmental compliance, hazard, liability or otherwise), and to discuss the affairs, finances, accounts, properties or operations of such Person and any of its Subsidiaries with any of their respective officers, directors, employees or agents and permit any Bank or the Agent to communicate directly with such Person's independent certified public accountants and authorize those accountants to disclose to such Bank or the Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information that such accountants may have with respect to the business, financial and other affairs of such Person or any of its Subsidiaries; provided, however, that, except during the continuance of a Default or Event of Default, any such investigation shall be conducted only during regular business hours and in a manner that does not interfere unreasonably with the business or operations of Borrower and its Subsidiaries.

     7.9. Keeping of Books. Keep, and cause each of its Subsidiaries to keep,
          ----------------
proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Person and each such Subsidiary in accordance with GAAP.

     7.10. Maintenance of Properties, Etc. Maintain and preserve and cause each
           ------------------------------
of its Subsidiaries to maintain and preserve all of their respective properties (real and personal) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and notify the Agent of any casualty or condemnation or threat of condemnation with respect to such properties.

     7.11. [Intentionally omitted].
           -----------------------

     7.12. [Intentionally omitted].
           -----------------------

     7.13. Collection Accounts and Blocked Accounts. Maintain, and cause each of
           ----------------------------------------
its Subsidiaries to maintain, such blocked collection accounts referred to in Sections 2.18 and 3.2 as shall be satisfactory in all respects to the Agent.

     7.14. Key-Man Life Insurance. Maintain key-man life and disability
           ----------------------
insurance on the lives of such Management Shareholders in such amounts as shall be satisfactory in all respects to the Agent.

     7.15. Maintenance of Licenses and Permits. Maintain and cause each
           -----------------------------------
Subsidiary to maintain all rights, permits, licenses, approvals and privileges necessary for the proper conduct of its and each of such Subsidiary's business and to continue to engage in the same type of business.

     7.16. Employee Plans.
           --------------

          (a) With respect to other than a Multiemployer Plan, for each Plan hereafter adopted or maintained by either Borrower or any member of its Controlled Group, (i) request, or cause such member of its Controlled Group to request, determination letters from the IRS to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; (ii) from and after the adoption of such Plan, cause, or cause such member of its Controlled Group to cause, such Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code; (iii) make, or cause such member of its Controlled Group to make, all required contributions by the due date under Section 412 of the Code and Section 302 of ERISA; and (iv) not take, and cause each member of its Controlled Group not to take any action which is reasonably likely to cause such Plan not to be qualified within the meaning of
Section 401(a) of the Code or not to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code; and

          (b) with respect to each Multiemployer Plan, make, and cause each member of its Controlled Group to make, all contributions required by such Multiemployer Plan.

     7.17. Fiscal Year. Maintain the Fiscal Year as its annual accounting
           -----------
period.

     7.18. Appraisals. Provide appraisals of, or other information concerning,
           ----------
such Person's and its Subsidiaries' assets as reasonably requested by the Agent.

     7.19. Consents. Use its commercially reasonable efforts to obtain, or cause
           --------
its Subsidiaries to obtain, all third party consents in form and substance satisfactory to the Agent required in connection with the assignment of its interests in joint ventures, in each case, as soon as practicable and in any event within 60 days after the Effective Date; provided, however, that Borrower
                                               -----------------
shall not be required to obtain any such consent which is subject to conditions adverse to Borrower's business, would require Borrower to commence any litigation, to pay any increase in rent or other sum of money to the lessor or substantially reduce Borrower's rights or substantially increase Borrower's obligations under the subject Lease or joint venture agreements.

     7.20. [Intentionally omitted.]
           ------------------------

     7.21. [Intentionally omitted.]
           ------------------------

     7.22. Mortgage. In the event that (i) Borrower or any Subsidiary of
           --------
Borrower shall acquire any parcel, or group of related parcels, of real property with a market value of $1,000,000 or more, or (ii) any parcel, or group of related parcels, of real property owned by the Borrower or any Subsidiary shall attain a market value of $3,000,000 or more, then Borrower or such Subsidiary, as the case may be, shall promptly execute and deliver to the Agent a mortgage (the "Mortgage") with respect to such real property, and such other agreements and instruments in connection therewith as the Agent shall reasonably request (including title insurance), all in form and substance reasonably satisfactory to the Agent, sufficient to grant to the Banks a first mortgage lien thereon.

     7.23. Landlord Waivers. Use commercially reasonable efforts to obtain all
           ----------------
waivers of landlords' Liens on the Collateral in substantially the form of Exhibit F hereto; provided, however, that Borrower shall not be required to
                  -----------------
obtain any such waiver which is subject to conditions adverse to Borrower's business, would require Borrower to commence any litigation, to pay any increase in rent or other sum of money to the landlord or substantially reduce Borrower's rights or substantially increase Borrower's obligations under the subject Lease.

     7.24. Lease Security. Provide to the Agent within 30 days after the
           --------------
Effective Date:

              (i) acknowledgment copies of proper Financing Statements filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien created by the Security Agreement and the Loehmann's Pledge Agreement in favor of the Agent and the Banks, together with certified copies of Requests for information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name Holdings, Loehmann's and any Subsidiary of Loehmann's (under its present name and any previous name) as debtor and which are filed in such jurisdictions together with copies of such other financing statements (none of which shall cover the collateral purported to be covered by the Security Agreement or the Loehmann's Pledge Agreement); and

              (ii) evidence of the completion of all recordings and filings as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien created by the Security Agreement and the Loehmann's Pledge Agreement.

     7.25. Further Assurances. The Borrower shall execute and deliver, or cause
           ------------------
to be executed and delivered, to the Agent and/or the Banks such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Bank may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     7.26. Dissolution of Ware Lo. The Borrower shall (i) duly file a
           ----------------------
certificate of dissolution of Ware Lo and any other documents required to be filed therewith with the department of taxation of the State of New York not later than July 10, 1996, (ii) file a certified copy of such certificate with the Department of State of the State of New York not later than June 30, 1997,
(iii) provide the Agent with a certified copy of such certificate as approved by the Department of State of the State of New York not later than July 7, 1997, and (iv) complete the winding up and liquidation of Ware Lo not later than July 14, 1997.


                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF BORROWER

          As long as any Obligations shall remain unpaid or any Bank shall have any Commitment, Borrower shall not, directly or indirectly, without the written consent of the Majority Banks:

     8.1. Liens, Etc. Create or suffer to exist, or permit any of its
          ----------
Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties (including, without limitation, property consisting of leasehold interests in real property), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income except:

          (a) Purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower or any Subsidiary of Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, or liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); provided, however, that the aggregate principal amount of the
              -----------------
Indebtedness secured by the Liens referred to in this clause shall not exceed $250,000 at any time outstanding;

          (b) (i) Liens created pursuant to the Loan Documents; or (ii) Liens on the funds deposited in trust pursuant to subsection 1203(a) of the 1993 Notes Indenture and subsection 404(1) of the Discount Notes Indenture created for the benefit of the holders of the 1993 Notes and the Discount Notes in connection with the 1993 Note Redemption and the Discount Note Redemption pursuant to subsection 1203(a) of the 1993 Notes Indenture and subsection 404(1) of the Discount Notes Indenture;

          (c) Any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by this Section 8.1 (other than the Indebtedness under the 1993 Notes secured by the Lien referred to in clause (ii) of subsection 8.1(b), which Indebtedness when renewed, extended or refunded in connection with the Offering and the Redemption shall thereafter be unsecured) without any increase in the amount secured thereby;

          (d) Liens in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; provided, however, that Borrower or such Subsidiary (i) is not in default with
-----------------
respect to such payment obligation to such Person or (ii) is in good faith and by appropriate proceedings diligently contesting such obligation, and in each case the failure to pay such contested obligations would not in the aggregate have any reasonable likelihood of having a Material Adverse Effect;

          (e) Liens securing taxes, assessments or governmental charges or levies; provided, however, that neither Borrower nor any of its Subsidiaries is
        -----------------
in default in respect of any payment obligation with respect thereto unless (i) it is in good faith and by appropriate proceedings diligently contesting such obligation, and (ii) the failure to pay such contested obligations would not in the aggregate have any reasonable likelihood of having a Material Adverse Effect;

          (f) Liens incurred or pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits;

          (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business; provided, however, that neither
                                           -----------------
Borrower nor any of its Subsidiaries is in default in respect of any payment obligation with respect thereto unless (i) it is in good faith and by appropriate proceedings diligently contesting such obligation, and (ii) the failure to pay such contested obligations would not in the aggregate have a Material Adverse Effect;

          (h) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto, leases, subleases, rights of way, encroachments and other survey defects which do not in the aggregate materially detract from the value of the property or assets of Borrower or any of its Subsidiaries, as the case may be, or impair the use of such property for the purposes for which such property is held by Borrower or any such Subsidiary; and

          (i) Liens existing on the date of this Agreement and disclosed on
Schedule 8.1(i) hereto.

          (j) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by Section 8.2 incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially
        --------
simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

          (k) attachment or judgment liens (other than any Liens described in subsection 8.1(l)) individually or in the aggregate not in excess of $500,000 (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

          (l) any Lien arising pursuant to any order of attachment, distraint or other legal process in connection with court or arbitration proceedings so long as (i) the execution or other enforcement thereof is effectively stayed, (ii) the claims secured thereby are being contested in good faith by appropriate proceedings, (iii) adequate reserves have been established with respect to such claims in accordance with GAAP, and (iv) no Event of Default would occur as a result thereof;

     8.2. Indebtedness.
          ------------

          (a) Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness except (i) the Obligations; (ii) (A) Indebtedness evidenced by the Senior Notes, as well as any replacements and refinancings thereof (provided that any such replacement or refinancing is for no greater amount of Indebtedness and is not due to be repaid until after the Commitment Termination Date), and (B) prior to the completion of the Discount Note Redemption and the 1993 Note Redemption, respectively, by the Discount Notes and the 1993 Notes; (iii) Indebtedness of Borrower to any of its wholly owned Subsidiaries; (iv) Indebtedness of any wholly owned Subsidiary of Borrower to any other wholly owned Subsidiary of Borrower; (v) Indebtedness of any Subsidiary of Borrower to Borrower; (vi) (A) Indebtedness pursuant to the Loan Agreement dated January 15, 1980, between Loehmann's and The City of New York with respect to the warehouse, executive office and distribution center facility of Borrower in the Bronx, New York, (B) Indebtedness evidenced by the New York City Industrial Development Agency, Industrial Development Revenue and Refunding Bonds (1983 Loehmann's Inc. Project), and (C) any refinancings of the Indebtedness described in items (A) and (B) of this clause (vi), provided that any such refinancing is
                                          --------
(x) on terms and conditions no less favorable to Borrower than those applicable to the Indebtedness so refinanced and in effect immediately prior to such refinancing and (y) in an amount not greater than the amount of the Indebtedness so refinanced and outstanding immediately prior to such refinancing; and (vii) additional Indebtedness not to exceed an aggregate principal amount at any time outstanding equal to $10,000,000, which amount includes any Indebtedness secured by Liens permitted by Section 8.1. No indebtedness (excluding Indebtedness secured by Liens permitted by Section 8.1) may be incurred in reliance on clause
(vii) of the preceding sentence unless the Interest Coverage Ratio for Borrower and its Consolidated Subsidiaries for the twelve month period ending at the end of the most recent Fiscal Quarter is not less than 3.0 to 1.0

          (b) Cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it, except for adequate consideration or in the ordinary course of business or for the settlement of disputes concerning accounts receivable in accordance with past practice.

     8.3. [Intentionally Omitted.]
          ------------------------

     8.4. Stock Payments, Etc. Declare or make, or permit any of its
          -------------------
Subsidiaries to declare or make, any Stock Payment except (i) any Stock Payment by any Subsidiary of Borrower to Borrower, (ii) repurchases of capital stock of Borrower by Borrower pursuant to the Employment Agreements with the proceeds of the key-man life and disability insurance policies referred to in Section 7.14 hereof, and (iii) Stock Payments necessary to effect the Series A Preferred Stock Redemption as described in the Offering Documents.

     8.5. Mergers, Etc. Except for Investments permitted by Section 8.6, merge
          ------------
or consolidate with or into, or convey, transfer, lease or otherwise dispose (whether in one transaction or in a series of transactions), all or substantially all of its assets or the assets of any division (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do any of the foregoing, or (b) acquire all or substantially all of the stock of any Person, or acquire all or substantially all of the assets of any Person or enter into any joint venture or partnership with any Person, or permit any of its Subsidiaries to do any of the foregoing, except that any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that
                                                                  --------
the Borrower shall be the continuing or surviving corporation) or with or into anyone or more wholly owned Subsidiaries of the Borrower (provided that the
                                                          --------
wholly owned

Subsidiary or Subsidiaries shall be the continuing or surviving corporation).

     8.6. Investments in Other Persons. Except as permitted by Section 7.5,
          ----------------------------
make, or permit any of its Subsidiaries to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, equity interest, obligations or other securities issued by, or make, or permit any of its Subsidiaries to make, any capital contribution to, or otherwise invest in, any Person (any of the foregoing being an "Investment"), except for the following:

          (a) Investments by Borrower or any of its Subsidiaries in any wholly owned Subsidiary of Borrower;

          (b) Investments by any Subsidiary of Borrower in Borrower;

          (c) Investments by Borrower and its Subsidiaries in accounts, contract rights and chattel paper (as defined in he Uniform Commercial Code), and notes receivable made in the ordinary course of business in accordance with past practice;

          (d) Loans or advances to employees of Borrower or any of its Subsidiaries, which loans and advances are in the ordinary course of business and are in amounts and for purposes consistent with past practice;

          (e) Investments of Borrower or any of its Subsidiaries in (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency hereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of a Qualified Issuer having maturities of one year or less from the date of acquisition, (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and (iv) money market funds acceptable to the Agent in the exercise of its reasonable judgment;

          (f) Investments in joint ventures formed to open new stores in an amount not to exceed $200,000 in any Fiscal Year or $750,000 in the aggregate.

     8.7. Contingent Obligations. Incur, or permit any of its Subsidiaries to
          ----------------------
incur, directly or indirectly, any Contingent Obligation, except for:

          (a) the Subsidiary Guaranty; and

          (b) endorsements for collections or deposits in the ordinary course of business.

     8.8. Sale of Assets; Maintenance of Ownership of Stock; Sale Leasebacks;
          -------------------------------------------------------------------
Transfers of Real Property; Transfers of Assets.
-----------------------------------------------

          (a) Sell or otherwise dispose of any assets or any interest therein (other than with respect to leases of real property) or permit any of its Subsidiaries to sell or dispose of any of its assets or any interest therein, or permit or suffer any other Person to acquire any interest in any of its assets, except in the ordinary course of business; provided, however, that the sale or
                                           -----------------
disposition of assets for adequate consideration and in connection with the closing of individual stores which are not, in the aggregate, material to Borrower's business, shall be deemed to be a sale or disposition of assets in the ordinary course of business;

          (b) [Intentionally omitted];

          (c) Become liable, or permit any of its Subsidiaries to become liable, as lessee or guarantor or other surety with respect to any lease of any property (whether real or personal or mixed) whether now owned or hereafter acquired (i) which either Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which either Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease; or

          (d) Transfer or permit any of its Subsidiaries to transfer any assets to any Subsidiary, other than a transfer permitted by Section 8.2 or 8.6; except that any Subsidiary may sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower.

     8.9. Change in Nature of Business. Make any material change or permit any
          ----------------------------
of its Subsidiaries to make any material change in the nature or conduct of its business as carried on at the Effective Date (except for actions taken in respect of Ware Lo pursuant to Section 7.26), or enter into or permit any of its Subsidiaries to enter into any business other than apparel retailing.

     8.10. Capital Structure. Make, or permit any of its Subsidiaries to make,
           -----------------
any change in its capital structure (including in the terms of its outstanding Stock) or amend its certificate of incorporation or by-laws.

     8.11. No Modifications to Related Documents. Amend, supplement or otherwise
           -------------------------------------
modify any provision of (a) any Related

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




Document or take or fail to take any action thereunder which would directly or indirectly have a Material Adverse Effect, or (b) the Discount Notes, the Discount Notes Indenture, the 1993 Notes, the 1993 Notes Indenture, the Senior Notes or the Senior Note Indenture, unless the terms of such amendment, supplement or modification are no less favorable to Borrower, or, in the case of clause (b), the consent of the Agent has been obtained.

     8.12. Transactions with Affiliates. Enter into or be a party to, or permit
           ----------------------------
any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate of Borrower or any such Subsidiary, except (i) as otherwise expressly permitted by Section 8.2, 8.4, 8.6, 8.7 or 8.8, (ii) for such transactions, otherwise permitted hereunder, on terms and conditions no less favorable to Borrower or such Subsidiary than would be obtained in an arm's- length transaction with a non-Affiliate, (iii) between Subsidiaries of Borrower consistent with past practice to the extent otherwise permitted herein, (iv) among Borrower and its Subsidiaries to the extent otherwise permitted herein,
(v) with respect to transactions in the nature of employment agreements or compensation arrangements, upon fair and reasonable terms and consistent with past practice, and (vi) financial advisory fees paid to Donaldson, Lufkin & Jenrette, Inc., Encantrales, Inc. and their affiliates as described in the Offering Documents.

     8.13. Adverse Transactions.
           --------------------

          (a) Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction the performance of which in the future would be inconsistent with or could require Borrower or any such Subsidiary to breach any of the covenants or agreements contained herein or in any other Loan Document or Related Document or give rise to any Event of Default.

          (b) Take or omit to take, or permit any of its Subsidiaries to take or omit to take, any action, which act or omission would constitute a default pursuant to or noncompliance with any of the terms of this Agreement, any of the other Loan Documents, any Related Document, or of any other material contract, instrument, or lease to which it is a party or by which it or any of its property is bound.

          (c) Amend, modify, alter, rescind, terminate, assign or waive, or permit any of its Subsidiaries to amend, modify, alter, rescind, terminate or waive, any of its rights or permit any breach or event of default to exist under any Employment Agreement, or the Shareholders' Agreement or, other than in the ordinary course of business, any material franchise agreement or material lease agreement to which it is a party as of the Effective Date.

     8.14. Accounting Changes. Make, or permit any of its Subsidiaries to make,
           ------------------
any significant change in accounting
treatment and reporting practices except as permitted or required by GAAP.

     8.15. Speculative Transactions. Engage in any transaction involving
           ------------------------
commodity or currency options or futures contracts except for the sole purpose of hedging.

     8.16. Compliance with ERISA. Permit any member of its Controlled Group
           ---------------------
directly or indirectly to (i) terminate any Plan so as to result in any material (in the reasonable opinion of the Majority Banks) liability to Borrower or any member of its Controlled Group, (ii) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the reasonable opinion of the Majority Banks) liability of Borrower, Holdings or any member of their Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the reasonable opinion of the Majority Banks) liability to Borrower or any member of its Controlled Group, (iv) enter into any new Plan or modify any existing Plan so to increase its obligations thereunder except in the ordinary course of business which could result in any material (in the reasonable opinion of the Majority Banks) liability to Borrower or any member of its Controlled Group, or (v) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan, other than a Multiemployer Plan (using the actuarial assumptions utilized by the plan) to exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan to the extent that would constitute a Material Adverse Change (in the reasonable opinion of the Majority Banks), or do any of the foregoing themselves.

     8.17. Limitation on the Formation of Subsidiaries After the Effective Date.
           --------------------------------------------------------------------
Incorporate or otherwise organize any new Subsidiary which was not in existence on the Effective Date or permit any of its Subsidiaries to do so unless, in the case of Borrower, (i) any such newly formed Subsidiary shall have executed and delivered to the Agent, for the benefit of the Agent and the Banks, a guaranty, in substantially the form of the Subsidiary Guaranty, and a security agreement, in substantially the form of the Security Agreement, (ii) the stock of such Subsidiary is pledged pursuant to the Loehmann's Pledge Agreement and (iii) the incorporation or organization of such Subsidiary could not have a Material Adverse Effect.

     8.18. Internal Revenue Code Section 338. Make any election under Section
           ---------------------------------
338 of the Code other than a protective carryover election pursuant to the Treasury Regulations issued under such Section without the prior consent of the Majority Banks which shall not be unreasonably withheld.

     8.19. [Intentionally omitted.]
           ------------------------

     8.20. [Intentionally omitted.]
           ------------------------

     8.21. Prepayments. (a) Prepay, redeem or purchase, or permit any of its
           -----------
Subsidiaries to prepay, redeem or purchase, in any manner any Indebtedness, except (i) the Obligations; and (ii) the Discount Notes and the 1993 Notes in connection with the Discount Note Redemption and the 1993 Note Redemption, respectively; or (b) make any payment in violation of the terms of the Senior Notes or the Senior Note Indenture or terminate all or any of its obligations under the Senior Note Indenture, by depositing or causing to be deposited with the trustee thereunder, pursuant to such indenture or otherwise, any cash or securities in trust or otherwise; provided, however, that nothing in this
                                  -----------------
Section 8.21 shall prohibit (X) the prepayment, redemption or repurchase of the Senior Notes solely out of proceeds from any offering of (i) equity securities of Borrower so long as, before or simultaneously with such prepayment, redemption or repurchase, the Revolving Credit Loans and all unpaid interest and Obligations (including the Early Termination Fee) shall have been repaid in full in cash and all outstanding Letters of Credit shall have been cash collateralized to the satisfaction of BABC, or (ii) debt securities of Borrower otherwise permitted to be incurred pursuant to Section 8.2 and scheduled to mature no earlier than the Senior Notes to be prepaid, redeemed or purchased, or
(Y) the purchase or redemption of up to an aggregate maximum of $10 million face amount of Senior Notes if (I) after giving effect to such purchase or redemption, Borrower shall have Availability hereunder of at least $10 million and (II) during the period of three months immediately prior to the date of such purchase or redemption, Borrower had average daily Availability hereunder of at least $20 million; provided, further, that no prepayment, purchase or redemption
                   -----------------
shall be permitted hereunder if any event has occurred and is continuing, or would result from such prepayment, purchase or redemption, which constitutes a Default or an Event of Default.

     8.22. Investment Company Act. Borrower will not engage in any transaction
           ----------------------
or series of transactions with any of the affiliated investment companies referred to in Section 4.13 or any of their Affiliates other than Borrower and its Subsidiaries which violates or will violate the Investment Company Act of 1940, as amended.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

     9.1. Events of Default. If any of the following events ("Events of
          -----------------
Default") shall occur and be continuing:

          (a) Borrower shall fail to make any payment of principal on any Loan when the same becomes due and payable; or

          (b) Borrower shall fail to make any payment of interest on any Loan, or fee or any other amount or Obligation due hereunder or under any other Loan Document within five days after the same becomes due and payable; or

          (c) Any representation or warranty (except for the representations and warranties provided in Section 4.3 with respect to the Conditional Assignments of Lease) made by or on behalf of Borrower or any other Loan Party herein or in any other Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document, including any certificate or financial information delivered pursuant thereto, shall prove to have been incorrect in any material respect when made; or

          (d) (i) Borrower shall fail to perform or observe any term, covenant or agreement contained in Articles VI or VIII or Section 5.2(j), 7.5, 7.7, 7.8 or 7.17 hereof or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed and, in the case of a failure under clause (ii), such failure shall remain unremedied for ten days after written notice thereof shall have been given to Borrower by the Agent or any Bank; or

          (e) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness, the aggregate outstanding principal amount of which is at least $1,000,000, of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and in the case of any such proceeding instituted against any Loan Party or any of its Subsidiaries such proceeding shall not be stayed or dismissed within 60 days from the date of institution thereof; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) Any judgment or order for the payment of money in excess of $500,000 shall be rendered and be enforceable against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which such judgment or order shall be unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) With respect to any Plan: (i) Borrower or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to either of them or any of their Subsidiaries in excess of $500,000 under Section 409 or 502 of ERISA or Section 4975 of the Code;
       (ii) either Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $500,000, or request a funding waiver from the IRS, or apply for an extension of the amortization period under
       Section 412(e) of the Code or Section 304 of ERISA, for contributions in the aggregate in excess of $500,000; (iii) either Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $500,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (iv) either Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or
       Section 302 of ERISA which would result in the imposition of a lien under
       Section 412 of the Code or Section 302 of ERISA; (v) either Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, a Plan; (vi) a Reportable Event shall occur with respect to a Plan, other than a Multiemployer Plan, and within 15 days after the reporting of such Reportable Event to the Majority Banks, the Majority Banks shall have notified Borrower in writing that (A) the Majority Banks have reasonably made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (B) as a result thereof an Event of Default shall occur hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan other than a Multiemployer Plan to which neither Borrower nor any member of its Controlled Group could have any liability; (viii) the benefits of any Plan other than a Multiemployer Plan to which neither Borrower nor any member of its Controlled Group could have any liability shall be increased if such increase could have a Material Adverse Effect, or either of Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, if such maintenance or contribution could have a Material Adverse Effect, without the prior written consent of the Majority Banks; or (ix) any ERISA Event other than an event described in clause (iv), (v) or (vi) above with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (vi) of the definition of ERISA Event herein (if correctable), shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan by more than $2,500,000; provided, however, that the events listed
                                     -----------------
       in subsections (v)-(ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability Borrower, Holdings or any member of their Controlled Group would be likely, in the reasonable opinion of the Majority Banks, to incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $500,000; or

          (i) There shall occur any Material Adverse Change; or

          (j) There shall occur any Change In Control; or

          (k) Any Loan Document (except, to the extent invalid or unenforceable under applicable law, the Conditional Assignments of Lease) executed by any Loan Party which grants any security interest to the Agent for the benefit of the Agent and the Banks, shall cease to be in full force and effect or to create a Lien on the Collateral covered thereby or purported to be covered thereby; or

          (l) [Intentionally omitted.]

          (m) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, declare the Commitments and the obligation of each Bank to make Loans and the obligation of BABC to issue the Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to Borrower, declare the Loans, and all interest thereon and all other obligations and amounts payable under this Agreement, to be forthwith due and payable, whereupon the Loans, all such interest and all such obligations and amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and LAC shall immediately deliver to the Agent cash in an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Agent as cash collateral; provided, however, that if such event is
                                      -----------------
an Event of Default specified in clause (f) of this Article IX, (A) the Commitments and the obligation of each Bank to make Loans and the obligation of BABC to issue Letters of Credit shall automatically be terminated and (B) the Loans and all other Obligations and amounts owing under or with respect to this Agreement and the Letters of Credit and the obligation of Borrower to provide the Agent with cash collateral for all outstanding Letters of Credit shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.


                                    ARTICLE X

                                    THE AGENT

     10.1. Authorization and Action. Each Bank hereby appoints and authorizes
           ------------------------
the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be
                                 -----------------
required to take any action which in its judgment exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by Borrower or any other Loan Party pursuant to the terms of this Agreement or the other Loan Documents. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     10.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors,
           ---------------------
officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee on its records of any Obligation as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel to Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower, or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, facsimile transmission or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     10.3. BABC and Affiliates. With respect to its Commitments and the Loans
           -------------------
made by it, BABC shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include BABC in its individual capacity. BABC and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower any of its Subsidiaries and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if BABC were not the Agent and without any duty to account therefor to the Banks.

     10.4. Bank Credit Decision. Each Bank acknowledges that it has,
           --------------------
independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     10.5. Indemnification. The Banks agree to indemnify the Agent (to the
           ---------------
extent not reimbursed by Borrower), ratably according to the respective amounts of their Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents; provided, however, that
                                                        -----------------
no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.6. Successor Agent. The Agent may resign at any time by giving written
           ---------------
notice thereof to the Banks and Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, with the consent of Borrower (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, and with the consent of Borrower (which consent shall not be unreasonably withheld), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or permitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1. Amendments, Etc. No amendment or waiver of any provision of this
           ---------------
Agreement or the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in
       -----------------
writing and signed (A) by BABC, waive any of the conditions specified in Section 3.4, or (B) by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.1, 3.2 or 3.3, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of or interest on the Obligations or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Obligations or any fees or other Obligations payable hereunder,
(e) change the percentage of the Commitments which shall be required for the Banks or any of them to take any action hereunder, (f) amend this Section 11.1,
(g) increase the advance rate with respect to Revolving Credit Loans, or (h) release Collateral other than as permitted by the Security Agreement; and provided, further, however, that no amendment, waiver or consent shall, unless
--------------------------
in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

     11.2. Notices, Etc. All notices and other communications provided for
           ------------
hereunder shall be by telegram, telex, cable, facsimile communication or letter or by telephone confirmed immediately in a writing if to Borrower, at its address at Loehmann's, Inc., 2500 Halsey Street, Bronx, New York 10461, Telephone No.: (718) 518-2774, Fax No.: (718) 518-2766, Attention: Philip
Kaplan; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 1 hereto; and if to the Agent, at its address at 40 East 52nd St., New York, New York

10022, Telephone No. 212-836-5241, Fax No. 212-836-5167, Attention: Division
Manager, with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166, Telephone No. 212-878-8000, Fax No. 212-878-8375, Attention: Alan M.
Christenfeld, Esq.; or, as to Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to Borrower and the Agent. All such notices and communications shall, when telegraphed, telexed, cabled, sent by facsimile transmission or mailed, be effective when delivered to the telegraph company, confirmed by telex answerback, delivered to the cable company, confirmed by facsimile answerback or deposited in the mails, respectively, except that notices and communications to the Agent pursuant to Article II or X shall not be effective until received by the Agent.

     11.3. No Waiver; Remedies. No failure on the part of any Bank or the Agent
           -------------------
to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     11.4. Costs and Expenses; Indemnification.
           -----------------------------------

          (a) Borrower will pay all out-of-pocket costs and expenses of the Agent (including all reasonable fees, expenses and disbursements of counsel (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff)), and all travel, appraisal, audit, search, and filing fees (including any interest or penalties thereon) incurred or sustained at any time in connection with this transaction, whether or not there is any Borrowing hereunder or the transaction closes, including, without limitation:
(i) expenses for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (ii) costs and expenses of lien and title searches and title insurance;
(iii) taxes, fees and other charges for recording the Mortgage, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (iv) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (v) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining collection accounts; (vi) costs and expenses of preserving and protecting the Collateral; and (vii) costs and expenses paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the

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Agent or any Bank arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). Borrower will also pay all costs and expenses of Agent, as well as Agent's then-standard fees, in connection with any field exams and reports deemed reasonably necessary by Agent to be conducted after the Effective Date. Such payments shall be in addition to the amounts otherwise provided for herein. Following notice to the Borrower setting forth any of the foregoing costs and expenses, such costs and expenses shall be charged to a loan account of Borrower maintained with the Agent as Revolving Credit loans as described in Section 2.3.

          (b) Borrower agrees to indemnify and hold harmless the Agent and each Bank, their respective Affiliates and each of their respective directors, officers and agents (each an "Indemnified Party"), from and against any and all claims including claims in connection with or arising out of Environmental Liabilities and Costs, damages, liabilities, costs and expenses (including all reasonable fees, expenses and disbursements of counsel) as they are incurred by the Agent or such Bank in connection with or arising out of any investigation, or for defense of any pending or threatened claim or any action or proceeding related to the Acquisition, the LAC Merger, the Maryland Merger, the Holdings Merger, the Offering, the Redemption, this Agreement or any other Loan Document or the financing contemplated by this Agreement, whether or not an Indemnified Party is a party and whether or not any such transaction is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct. The foregoing obligations shall survive the payment of the Loans, and any sale or disposition of any property as a result of which any Environmental Liabilities and Costs shall arise.

     11.5. Right of Set-off. Upon the occurrence and during the continuance of
           ----------------
any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such set-off and application made by such Bank; provided, however,
                                                          -----------------
that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.



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     11.6. Assignments and Participations.
           ------------------------------

          (a) Each Bank may, with the prior written consent of Borrower (which consent shall not unreasonably be withheld) and of the Agent, assign to one or more other banks or financial institutions (provided that any such bank or financial institution is not an Affiliate of any direct or indirect competitor of Borrower) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans made by it) in a minimum amount of $10,000,000; provided, however, that the parties to each such
                               -----------------
assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with a processing fee payable to the Agent in the amount of $2,500. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance, (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) and (z) the assignee shall thereupon become a Bank for all purposes hereunder, except that if such assignee is not a bank which accepts deposits, no set-off pursuant to Section 11.5 need be shared with such assignee.

          (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement of any other instrument or document furnished pursuant hereto, (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by any Loan Party of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto,
(iii) such assignee Bank confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee Bank will, independently and without reliance upon the Agent, such assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to

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make its own credit decisions in taking or not taking action under this
Agreement, (v) such assignee Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (c) The Agent shall maintain at its address referred to in Section
11.2 a copy of each Assignment and Acceptance delivered to and accepted by it. Such copies shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, the Agent shall, if such Assignment and Acceptance is consented to by the Agent and Borrower, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to Borrower. Immediately upon the receipt by Agent of its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the assignee Bank and the resulting adjustment of the Revolving Credit Loan Commitments arising therefrom. The Revolving Credit Loan Commitment allocated to each assignee Bank shall reduce such Revolving Credit Loan Commitment of the assigning Bank pro tanto.

          (e) Each Bank may sell participations to one or more Banks or financial institutions (provided that any such bank or financial institution is not an Affiliate of any direct or indirect competitor of Borrower) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans made by it; provided, however, that
                                                         -----------------
(i) such Bank's obligations under this Agreement (including its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Bank shall remain the holder of any such Obligations for all purposes of this Agreement, (iv) Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing

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under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.7. Binding Effect. This Agreement shall become effective on the
           --------------
Effective Date and thereafter shall be binding upon and inure to the benefit of Borrower, the Agent and each Bank and their respective successors and assigns, except that Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Banks and the assignment by any Bank is governed by Section 11.6.

     11.8. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN
           -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     11.9. Execution in Counterparts. This Agreement may be executed in any
           -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     11.10. WAIVER OF JURY TRIAL. THE AGENT, THE BANKS, AND BORROWER HEREBY
            --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, SUCH BANKS, OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH BANKS ENTERING INTO THIS AGREEMENT.

     11.11. Waiver of Permitted Exceptions. Subject to the occurrence of and
            ------------------------------
effective upon, the Effective Date, BABC, as the sole Bank party to the 1993 Amended Credit Agreement, waives the Permitted Exceptions.

     11.12. Severability. The illegality or unenforceability of any provision of
            ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.



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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            BORROWER:

                                            LOEHMANN'S, INC.


                                            By     /s/ Philip Kaplan
                                                   ----------------------------
                                                   Title: President


                                            AGENT:

                                            BANKAMERICA BUSINESS CREDIT, INC.,
                                              as Agent


                                            By     /s/ Louis Alexander
                                                   -----------------------------
                                                   Title: VP


Commitment:                                 BANKS:
----------

$35,000,000                                 BANKAMERICA BUSINESS CREDIT, INC.


                                            By     /s/ Louis Alexander
                                                   -----------------------------
                                                   Title: VP